UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
x
Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12
AECOM

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
x
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

AECOM DELIVERING A BETTER WORLD.

Delivering a Better World

HYDRO- QUEBEC

Canada

AECOM will provide design services for a series of major, multidisciplinary rehabilitation projects across Québec, refurbishing and updating the province's energy infrastructure.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

AECOM

Message from the Chairman and CEO

Dear stockholders,

Five years ago, with the launch of our *Think and Act Globally* strategy, we set our sights on becoming the leading professional services firm in infrastructure, striving to be the partner of choice on our clients' most complex and challenging objectives. This past fiscal year, we took another step forward in that ambition, exceeding every key strategic and financial performance metric that we set for ourselves. Our progress builds on years of outperformance owing to our competitive advantages and our commitment to our people.

Reflecting on our progress, there are a few achievements that I'm especially proud of and that demonstrate our success:

- **We became the number #1 overall design firm in our industry.**

  There is no company in our industry with more talent and technical expertise than AECOM. That was clear in *Engineering News-Record's* 2025 rankings, in which we built on top of our existing #1 positions in each of our end markets of transportation, water, environment and facilities to become the #1 overall design firm of the year. Clients trust AECOM to solve their most complex challenges because of our ability to consistently design and implement innovative solutions that others in our industry can't, and that advantage should continue to fuel our ability to win high-value projects well into the future.

- **Our financial results set records across the business.**

  Our financial performance exceeded all key metrics in our guidance this year, a testament to the strength of our business and our ability to execute on our strategy no matter the political

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

or economic environment. Standing out among those results was the achievement of our prior 17% segment adjusted operating margin target in the second half of 2025, more than one year ahead of prior expectations. Our business continues to operate more efficiently and our organic growth investments are driving a more valuable business.

- **We won what matters at record rates.**
  By focusing our attention on our fastest-growing markets and investing in our most important client relationships, we have consistently gained market share organically within the industry and built a record backlog. Our win rate on our largest pursuits this past year was 80% and included iconic projects of unprecedented scope, like our selection as the official venue infrastructure partner of the LA 2028 Olympic and Paralympic Games.

- **We continued to create substantial value for stockholders.**
  We have maintained our steadfast focus on executing our returns-focused capital allocation policy to ensure we compound value for stockholders. This past fiscal year, we once again

"As we look to the future, and as our industry continues to evolve, our business has never been better positioned for long-term success."

— Troy Rudd
Chairman and CEO

i

AECOM

achieved strong cash flow, which allowed us to return nearly $500 million in capital to stockholders through share repurchases and dividends.

As we look to the future, and as our industry continues to evolve, our business has never been better positioned for long-term success. Clients are introducing bigger and more complex projects than ever before, and at the same time, expecting faster and more efficient delivery. We have invested to meet this market need, and we made substantial progress this year to transform the value we deliver as a result:

- **We strengthened our end-to-end strategic services.**

  Larger and more multidimensional projects have elevated the need for strategic partners who can advise on a project from start to finish. Rising to that demand, we established our Advisory global platform this year and continued to expand our Program Management team to help clients navigate these increasingly complex projects. These services complement our unrivaled technical expertise and provide a unique advantage in comparison to traditional design and management consulting competitors that lack this complete service offering.

- **We're leading our industry's AI transformation.**

  We believe that our industry is poised to significantly benefit from AI, which can dramatically accelerate the delivery of design and materially reduce the cost of infrastructure. Over the past several years, we've made substantial investments to capitalize on this moment and lead the industry's AI transformation, including building a team of more than 200 professionals with PhDs and advanced degrees in AI, machine learning, mathematics, data sciences and computer sciences. In addition, we have already deployed AI solutions on hundreds of engineering projects. Anchored by the technical strength of our people, we believe there is an opportunity to deliver projects up to six times more efficiently through our AI solutions, and thus drive substantially greater operating leverage and create an unrivaled

ii

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

value proposition for clients. Our exceptional scale, technical knowledge, domain expertise, and capacity to invest uniquely position us to compound our advantage over time.

- **We set even higher ambitions for our business by raising our long-term financial targets.**

  Reflecting the momentum we have built across the business, we introduced new long-term financial targets that include achieving a 20%+ margin exit rate by fiscal 2028 and achieving an at least 15% adjusted EPS CAGR from fiscal 2026 to 2029. These metrics would significantly lead our industry and reflect our confidence in setting a new standard of excellence in infrastructure.

Altogether, we are ideally positioned to continue delivering unmatched value for both our clients and stockholders. Our backlog is at an all-time high, we're winning work across our end markets at a record rate, and historic funding for infrastructure around the world bolsters our market opportunity.

At the same time, we are uniquely suited to capture more value than our competitors as we continue to prioritize investments in Advisory, Program Management, and AI, and we believe that advantage will continue to drive our performance over the coming years.

Thank you to all our stakeholders who continue to believe in AECOM and our ability to shape the future of infrastructure.

Troy Rudd
Chairman and CEO

iii

AECOM

Strength and Recognition

Fiscal 2025 Financial Performance

Our fiscal 2025 performance exceeded our expectations on each key financial metric and extended our track record of delivering on our commitments. We delivered strong net service revenue[1] growth, record profitability and double-digit earnings per share growth.

Winning What Matters

$23.4B

Design backlog[2]
(in billions)
Compared to $22.8 in FY'24

80%

Win rate on largest pursuits

50%

All-time high enterprise win rate

20

Consecutive quarters with an enterprise book-to-burn[3] ratio in excess of 1

Industry-leading profitability

Adjusted[4] EBITDA[5] margin

12.1%
16.0%
16.8%
FY20
FY24
FY25

$685M

in free cash flow[6]

Delivering returns to stockholders

Adjusted earnings per share

$2.09
$4.52
$5.26
FY20
FY24
FY25

$3.2B

returned to stockholders through dividends and repurchases since September 2020, including 20% annual dividend growth

(1) Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.
(2) Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures.
(3) Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.
(4) Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.
(5) Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.
(6) Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

iv

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Accolades

ENR
Engineering News-Record

#1

Design Firm

- Water
- Transportation
- General Building
- Environmental Engineering
- Green Design
- Mass Transit
- Bridges
- Remediation

#2

- Airports
- Education
- Green Contractor
- Wastewater Treatment Plants

#3

Notable Awards

Fortune's World's Most Admired Companies

Named the #1 most admired company in our industry

Ethisphere World's Most Ethical Companies

Named by Ethisphere as one of the World's Most Ethical Companies for the fifth year in a row and ninth time overall

TIME World's Best Companies

Named TIME magazine's 2025 World's Best Companies

Human Rights Campaign Foundation

Recognized with the Equality 100 Award by the Human Rights Campaign Foundation's Corporate Equality Index

v

AECOM

Think and Act Globally Strategy

We are at our best when we think and act globally. Grounded in four core pillars, our strategy continues to deliver meaningful results and consistent performance, growth, and impact. By advancing our teams' technical and career development, accelerating innovation through AI and technology capabilities, deepening the trust and value of our client relationships, and delivering sustainable legacies, we are building on proven momentum and positioning AECOM to lead the industry into the future.

A B C E
Central Parking
Boston 90 93
Williams Tunnel
Mass Pike
CLEARANCE 13'-9"
Boston 1A TO 93
Sumner Tunnel
NORTH
Revere 1A
Gen. Aviation
Economy
Fuel/ Food
Hotels
Rental Cars

vi

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

1

Investing in Our People

AECOM

We're building the best place to grow a career in our industry by investing in a welcoming workplace, leadership culture, and future-ready skills that enable our teams to solve complex client challenges.

2

Transforming How We Work

We're leading the future of delivery by combining AI-enabled capabilities, world-class technical expertise, and innovative ways of working to deliver faster outcomes, greater precision, and increased certainty for our clients.

3

Extending Client Relationships

We are winning what matters by prioritizing our most impactful client relationships, bringing a holistic, partnership-led approach to the industry's most complex projects and programs while expanding our role from execution to trusted advisor.

4

Delivering Sustainable Legacies

We create lasting value by advancing sustainable, resilient outcomes for clients, strengthening communities, and building shared opportunity for our people and the places we serve.

vii

AECOM

AECOM

Investing in Our People

We continue to attract and retain the best talent in our industry with a strong employee value proposition that goes beyond the basics—offering meaningful learning, development, and career opportunities. By tapping into our global network, we're connecting employees with mentorship and training programs that build lasting skills and set them up for long-term success, while elevating the innovative solutions we provide to clients.

viii

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Making AECOM the Best Workplace in the Industry

AECOM is home to 51,000 of the industry's leading technical and business professionals, and we are invested in helping each employee reach their full potential. Our people are helping to solve the world's most complex challenges, driving innovation to deliver hallmark projects around the globe via a commitment to technical excellence and quality.

We have continued to build on the resources that help our employees bring their best to work. These investments took shape through a variety of platforms, such as through initiatives to strengthen our workplace culture and professional development programs that help new and experienced professionals alike expand their technical expertise.

We're committed to being the best place to work in our industry—fostering respect, community, and collaboration so our people can build a rewarding career with us, drive better outcomes for our clients, and fulfill our purpose of delivering a better world.

A record

78%

of employees recommend AECOM as a great place to work in our most recent employee pulse survey, compared to 55% in industry benchmarks.

Enhancing Wellbeing

A key investment in our people is our comprehensive benefits plan, designed to meet individual needs and empower everyone to feel their best—at work and beyond. In fiscal 2025, we refreshed our global benefits strategy to better reflect our holistic commitment to wellbeing at work and in life, supporting our employees' physical, financial, emotional, and career wellbeing.

We provide health coverage, preventative care, and fitness resources that support physical wellbeing, complemented by our Culture of Caring where safe work environments and practices are the norm. We offer tools and guidance to make financial planning more meaningful and manageable, helping our employees feel confident about their future outside of work. Mental and emotional health defines how people show up in every part of their lives, and through our GuidanceResources® Employee Assistance Program (EAP), we make stress management more accessible for everyone. Finally, our learning opportunities and professional development programs support the career wellbeing of all our people, from those just beginning their careers to experienced professionals.

ix

AECOM

Transforming How We Work

Our key competitive advantages position us to continue leading our industry. As technologies like AI accelerate, our scale, domain expertise, and data—backed by our ability to invest and deploy at scale—further extend our market advantage.

x

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Artificial Intelligence

The new era of infrastructure delivery

The demands of our industry have fundamentally changed. Those who deliver earlier and unlock investment sooner can deepen their impact and strengthen their competitive advantage.

Traditional delivery approaches weren't built for this moment, so we developed a new one. Over the past several years, we have invested to revolutionize client delivery, building a highly repeatable approach to developing and deploying AI at scale.

We have built a team of more than 200 professionals with PhDs and advanced degrees in AI, machine learning, mathematics, physics, data sciences, and computer sciences, complemented by the acquisition of specialized AI capabilities. Working with our technical experts across the business, our teams have deployed advanced AI solutions on projects across our seven regions.

AECOM teams now combine our world-class professionals with the AI for Engineering platform, embedding AI directly into the project and program lifecycle.

From proposal drafting and project bidding to program management, our AI for Engineering platform is redefining what's possible by expediting work at every phase of delivery, while keeping quality at the center. Driven by our people, these solutions reduce rework, streamline approvals, and accelerate delivery. Our strong governance framework ensures that our AI capabilities are deployed securely and effectively across the business. We adopted an AI governance policy in 2025 that defines a taxonomy of permissible, high-risk, and prohibited uses of AI, with a tailored review process for each tier. We also amended existing risk review policies to ensure AI issues and terms are escalated for approval appropriately.

We are poised to lead our industry's AI transformation, driven by our unrivaled scale and technical capabilities, deep domain expertise, trusted client relationships, and substantial capacity to invest—creating a unique value proposition and an enduring competitive advantage.

20%

We have an opportunity to reduce up to 20% of project materials and deliver up to 6 times more efficiently.

Our people define the strategy and the solution.

Our AI for Engineering agents accelerate the work.

AECOM

xi

AECOM

Extending Client Relationships

We are winning the biggest and most important projects in our industry, driven by our emphasis on long-term partnerships with our most important clients. Through investments in our Program Management and Advisory capabilities, we are further expanding our addressable markets by creating an unmatched value proposition, positioning ourselves as the most qualified strategic partner on the most complex challenges in infrastructure.

Our client relationship strategy

Our competitive advantage is derived from our ability to build lasting, solution-oriented relationships with our clients that open doors for us to grow our partnerships and win the largest and most complex projects in infrastructure.

As a result, our approach to client relationships is grounded in the intention of building deep, long-lasting relationships with our most important clients in our fastest-growing markets. This approach has driven our greater-than-80% win rate on our largest pursuits over the past year and a continued all-time high win rate across the enterprise.

What makes us uniquely positioned to support our clients is the combined expertise we have across our business lines and regions. Our global network and enterprise capability centers allow us to address each unique challenge our clients have with comprehensive, industry-leading solutions.

As we look ahead, client demand for our services across our markets has never been greater. We maintain a record pipeline of opportunities and have been investing a record amount into business development in 2025 to further strengthen our relationships and capitalize on the opportunities ahead.

100%
recompete win rate on master service agreements

80%
win rate on our largest pursuits in FY'25

20
consecutive quarters with a book-to-burn ratio in excess of 1.0x

xii

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Shaping the future with AECOM Advisory and Program Management

Our clients' projects have never been larger and more complex to deliver, and as a result, the need for a strategic partner that can navigate these challenges is greater than ever. Our strategic Advisory and Program Management platforms fill that need by offering end-to-end strategic solutions that help clients deliver on their biggest and most challenging projects more effectively. Our approach seeks to align objectives with actionable roadmaps, integrate industry insights, and improve operational efficiency, combining strategic planning with practical execution.

Our Advisory business takes an expertise-driven approach to management consulting, leveraging our multi-decade relationships to support our clients' biggest projects. We understand our clients at every level of their organization, enabling us to provide comprehensive solutions that go beyond the traditional technical solutions of our peers. Advisory and Program Management are competitively differentiated from traditional advisory and consulting firms, as we have a deep knowledge of what it takes to deliver infrastructure. This unmatched service offering extends our value proposition, strengthening our relationships and enhancing our opportunities to play a more valuable role throughout the entire lifecycle of their investments.

Over the past year, we formally launched our Advisory organic growth platform, our first step towards our long-term goal of making Advisory our next $1 billion business. Our ambition remains to deliver at least 50% of our net service revenue through Advisory and Program Management, becoming a higher-value strategic partner for our clients.

Advisory

What:
Strategic consulting services that build on our technical expertise and market credibility backed by our #1 ENR rankings

Why:
Bridges the white space between traditional engineering firms and traditional consulting firms, providing a higher-value offering informed by our industry-leading technical expertise

Impact:
We engage earlier and deeper with our clients, building stronger relationships and solving their biggest challenges across the entire life cycle of their investments

Program Management

What:
We programmatically advise on and manage our clients' largest and most complex investment opportunities

Why:
Program Management is competitively differentiated by our deep understanding of infrastructure, helping us play a more valuable strategic role on our clients' investments

Impact:
We create a captive demand model for our engineering expertise, while expanding our relationships with top clients and our roles on their toughest challenges

Case Study

Austin Transit Delivery Partner

We are providing Program Management services in support of Austin's first light rail system, a transformative investment in the city's future mobility network. Partnering with Austin Transit Partnership, our team is coordinating all aspects of program delivery — from planning and environmental review to design integration and construction readiness — to create a safe, reliable, and sustainable transportation system that will connect communities and strengthen the region's economy.

Our Program Management leadership builds on AECOM's deep experience delivering complex transit programs around the world, bringing structure, accountability, and collaboration to every stage of implementation. This integrated approach positions us as a trusted partner to help realize Austin's vision for a modern, connected, and inclusive transit future.

xiii

AECOM

Delivering Sustainable Legacies

Our Sustainable Legacies strategy is guiding us across our work to deliver a positive, lasting impact on our clients, communities, and planet. This year, we've helped solve some of the greatest challenges in our industry, with successful initiatives focused on efforts such as climate resilience, carbon reduction, and disaster recovery.

xiv

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Our Sustainable Legacies Strategy

Sustainable Legacies is our strategy for reaching our ambitious objective of leaving a positive, lasting impact for communities and our planet.

We continued to make meaningful progress against each of the pillars of our Sustainable Legacies strategy in fiscal 2025, driven by the enthusiasm of our industry-leading talent. We continued to partner with our suppliers to achieve their sustainability goals, enhanced our governance, made meaningful impacts on our communities, and worked with clients to reduce thousands of tons of carbon in their projects. Our strategy was an important part of our success in 2025, and it will remain a critical part of how we operate long into the future.

Progress against our strategy

1.

Embedding sustainable development and resilience across our work

- **Implemented an industry-leading workflow to identify and reduce waste on our most carbon intensive construction projects.**

2.

Improving social outcomes

- **Secured record levels of employee engagement as demonstrated on latest company-wide survey.**
- **Partnered with the American Red Cross to raise more than $300,000 in critical relief for those impacted by the Los Angeles wildfires.**

3.

Enhancing governance

- **Achieved an industry-leading A- score from CDP, one of the most comprehensive sustainability ratings agencies in the world.**
- **Reported for the first time on our nature and biodiversity risk and opportunity in line with the Taskforce on Nature-related Financial Disclosures (TNFD).**

4.

Achieving net zero carbon emissions

- **Drove emissions reductions across the business, having reduced total emissions by 29% since our 2018 baseline year.**
- **Supported our top 50% carbon-emitting suppliers to reduce their emissions through our Supplier Engagement Program.**

xv

AECOM

Impact in Action: Going Above and Beyond

Deepening our care for nature and biodiversity

At AECOM, we recognize that nature underpins the resilience of societies, economies, and the built environment. As a global infrastructure and environmental services provider, we are committed to supporting the shift toward nature-positive development. In line with this commitment, we are proud to be an early adopter of the Taskforce on Nature-related Financial Disclosures (TNFD). This year, we have undergone the first formalized assessment of our nature-related risks and opportunities, starting with an internal workshop with sustainability leaders across AECOM. This work is the foundation of our inaugural TNFD-aligned disclosure in our 2025 Sustainability Report.

Enabling sustainable and successful project delivery through ScopeX™

ScopeX™ is AECOM's integrated approach to decarbonizing the built environment, focused on reducing embodied and operational carbon by at least 50% compared to industry norms on major projects. Guided by our ScopeX™ Decarbonization Policy, it brings whole-life carbon management into every stage of delivery—shaping decisions on materials, site selection, logistics, and construction methods to minimize environmental impact and advance our clients' net-zero goals. Through early collaboration, data-driven tools, and transparent progress tracking, we're making measurable strides in reducing carbon and driving circularity. Certified to the global PAS 2080 standard, ScopeX™ reaffirms our ambition to scale measurable decarbonization and help build a more resilient world.

This approach has enabled successful and sustainable project delivery across geographies and sectors, demonstrating its impact and versatility in shaping a better built environment. In the United Kingdom, the Transpennine Route Upgrade integrates ScopeX™ principles to embed sustainability throughout the Leeds–York section of the railway, establishing carbon baselines, implementing targeted interventions, and achieving meaningful reductions in whole-life emissions. In the United States, the CT*rides* program demonstrates how we leverage ScopeX™ to create large-scale behavioral and operational change—partnering with the Connecticut Department of Transportation to deliver low-carbon, multimodal transportation solutions that reduce fuel use, cut emissions, and enhance workforce mobility. Extending these principles to the built environment, our work on the BBC Workplace Building Portfolio applies digital energy modeling and advanced building systems to lower carbon reliance across major UK facilities, resulting in significant annual reductions and long-term operational savings.

xvi

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Making Progress Against Our Net Zero Ambition

38%

Reduction in Scope 1 and 2 emissions (FY'25 vs. baseline), including a reduction in emissions intensity on an NSR basis in both Scope 1 and 2 emissions, meaning we are on track with required reductions for our Science-Based Target

29%

Reduction in Scope 3 emissions (FY'25 vs. base year), meaning we are on track with required reductions for our Science-Based Target

29%

Reduction in total emissions (FY'25 vs. base year), meaning we are on track with required reductions for our Science-Based Target

Category	FY18 Baseline Emissions (tCO_2e)	FY24 Emissions (tCO_2e)	FY25 Emissions (tCO_2e)
SCOPE 1			
Fleet Vehicles (Mobile Combustion)	25,010	28,996	26,247
Refrigeration (Fugitive Emissions)	0	76	89
Scope 1 Total	**25,010**	**29,072**	**26,336**
SCOPE 2			
Office Energy (Purchased Electricity) (Location-Based)	37,176	17,211	14,510
Office Energy (Purchased Heat)	10,128	5,704	4,100
Scope 2 Total (Location-Based)	**47,304**	**22,926**	**18,610**
SCOPE 3			
Purchased Goods & Services	2,058,962	1,655,081	1,479,003
Capital Goods	41,186	36,671	29,711
Business Travel	85,131	51,466	43,380
Scope 3 Total	**2,185,279**	**1,743,218**	**1,552,095**
Total (Scopes 1, 2, & 3)	**2,257,593**	**1,795,216**	**1,597,041**
PROGRESS AGAINST SCIENCE-BASED TARGETS			
Scopes 1 and 2	72,314	51,998	44,946
Scope 3	2,185,279	1,743,218	1,552,095
Scopes 1, 2, & 3	**2,257,593**	**1,795,216**	**1,597,041**

xvii

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Safety

Core to our corporate values is safeguarding our people. A safe and healthy environment for every employee is non-negotiable, and we strive to prevent all employee injuries and illnesses, while operating and delivering our work responsibly and sustainably.

Our comprehensive global SH&E program, Safety for Life, provides policies, procedures, and processes to manage risk while creating a Culture of Caring that supports participation in the necessary safety activities on and off the job. Incident prevention processes enable us to identify and manage hazards, and ultimately eliminate and reduce harm in our workplaces proactively and aggressively. We apply the U.S. Occupational Safety and Health Administration (OSHA) recordable injury and illness definition to our global operations, allowing for a standard recordkeeping approach across all regions. Our metrics include injury and illness incidents associated with our employees and do not include contractor data.

Through our efforts, we have successfully met our annually established total leading and lagging key indicator targets, also known as our Core Value Metrics, for both the AECOM Enterprise and all associated business groups. Our incident rates continue to be superior to the industry average. Within fiscal 2025, our Total Recordable Incident Rate (TRIR) in our Professional Services businesses reflected an improvement of 27% since our baseline year of fiscal 2020, while our Lost Workday Case Rate (LWCR) improved by 33% over the same period. Both of these metrics reflect a world-class level of safety performance and the commitment, participation, and accountability of our people throughout the year.

Our industry-leading Safety for Life program continues to be formally recognized across our global operations. Of particular note, AECOM was awarded the Royal Society for the Prevention of Accidents (RoSPA) Order of Distinction for having achieved 16 consecutive annual Gold Awards. The RoSPA Health and Safety Awards is the largest occupational health and safety awards program in the UK.

$$\text{LWCR} = \frac{\text{total number of lost time incidents x 200,000 hours}}{\text{Total hours worked}}$$

$$\text{TRIR} = \frac{\text{total number of recordable incidents x 200,000 hours}}{\text{Total hours worked}}$$

Multiyear TRIR Trend

0.11
0.09
0.09
0.06
0.07
0.08
FY20
FY21
FY22
FY23
FY24
FY25

Compared to BLS U.S. equivalent industry benchmark (2023) of 0.6

27%

reduction in Total Recordable Incident Rate (TRIR) since FY'20

Multiyear LWCR Trend

0.03
0.03
0.03
0.01
0.01
0.02
FY20
FY21
FY22
FY23
FY24
FY25

Compared to BLS U.S. equivalent industry benchmark (2023) of 0.2

33%

reduction in Lost Workday Case Rate (LWCR) since FY'20

xix

AECOM

Ethics and Compliance

We believe good ethics is good business. We are committed to always prioritizing ethics and integrity, not simply because it's the right thing to do, but also because it helps safeguard our people and our company from potential wrongdoing while strengthening our brand and reputation around the world.

Our Code of Conduct outlines the legal guidelines we must follow and general ethical principles to help each of us make the right decisions when conducting business worldwide. Leaders at the company promote ethical behavior through a global ethics committee as well as through regional ethics committees.

Our employees take part in the annual Code of Conduct training, which received 100% completion in fiscal 2025. We also provide supplemental training on ethics and compliance issues throughout the year and incorporate ethics and compliance principles in our training for new employees and new managers.

Furthermore, we have a comprehensive cross-functional ethics and compliance program focused on preventing issues from occurring, detecting them if they happen, effectively and expediently resolving issues, and capturing and communicating lessons learned to prevent them from repeating. As a result, we have been recognized nine times by Ethisphere as one of the World's Most Ethical Companies.

9x

AECOM has been recognized 9 times by Ethisphere as one of the World's Most Ethical Companies.

2025 WORLD'S MOST ETHICAL COMPANIES® ETHISPHERE™

Human Rights Commitment

AECOM is a signatory to the U.N. Global Compact and adheres to the International Bill of Rights and International Labor Organization's Declaration of Fundamental Principles and Rights at Work, which underscore our commitment to abiding by and promoting international human rights. AECOM's Human Rights Statement and Modern Slavery Act Statement provide more detail on our policies and commitments related to ensuring fundamental rights at work, such as reasonable working conditions and wages, the right to collective bargaining, and combating human rights abuses, such as modern slavery and child labor.

Risk Management & Global Security

AECOM recognizes that effectively managing enterprise risks is critically important to the long-term success of our business, and as a result, our company relies on a comprehensive risk management framework to monitor and manage risks.

AECOM's Global Security and Resilience (GSR) team collaborates with projects and offices to foster sustainable business growth by safeguarding people and assets, facilitating global operations, and preparing the business to recover from disruptive events. The GSR team also oversees the organizational resilience process, preparing for and managing disruptive events such as wildfires, hurricanes, and civil disturbances, and fostering a culture of security and resilience across the company by encouraging situational awareness among employees.

We also recognize the rapidly evolving landscape of cybersecurity threats and consistently invest in measures to protect data from unauthorized access, cyberattacks, phishing, and other malicious activities. Our dedication to data security is embodied in our comprehensive Information Security Program, which adheres to industry standards such as ISO 27001, NIST CSF, and NIST 800-53.

xx

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

AECOM Leadership

Troy Rudd

Chairman & Chief Executive Officer

Lara Poloni

President

Gaurav Kapoor

Chief Financial & Operations Officer

David Gan

Chief Legal Officer

Emily Gepner

Chief Human Resources Officer

Board of Directors

Bradley W. Buss

Director

Retired Chief Financial Officer, SolarCity Corporation

Derek J. Kerr

Director

Retired Chief Financial Officer & Vice Chair, American Airlines

Kristy Pipes

Director

Retired Chief Financial Officer, Deloitte Consulting

Troy Rudd

Chairman & Chief Executive Officer

Douglas W. Stotlar

Lead Independent Director

Retired President, Chief Executive Officer & Director, Con-way Inc.

Daniel R. Tishman

Director

Chairman and Executive Vice President, Tishman Holdings Corporation

Sander van ’t Noordende

Director

Chief Executive Officer, Randstad

Gen. Janet C. Wolfenbarger

Director

Retired Commander, Air Force Material Command

xxi

AECOM

AECOM on NYSE

AECOM's common stock trades on the New York Stock Exchange under the symbol ACM.

Investor Materials

AECOM's Investor Relations website contains background on our company and our services, financial information, frequently asked questions and our online annual report, as well as other useful information. For investor information, including additional copies of our Annual Report, Form 10-K, Form 10-Q or other financial literature, please visit our website at Investors.aecom.com.

Copies of AECOM's Form 10-K may be obtained free of charge by contacting William Gabrielski in our Investor Relations department via email at AECOMInvestorRelations@aecom.com or via phone at (212) 973-2982.

Independent registered public accounting firm Ernst & Young LLP, Los Angeles, California, USA.

Transfer Agent

Computershare
P.O. Box 30170
College Junction, TX 77842
(800) 368 5948
www.computershare.com

Disclaimers

Forward-looking information

This report contains forward-looking statements relating to the manner in which we intend to conduct our activities based on our current plans and expectations. These statements are not promises of our future conduct or policy and are subject to a variety of uncertainties and other factors, many of which are beyond our control. Therefore, the actual conduct of our activities, including the development, implementation or continuation of any program, policy or initiative discussed in this report may differ materially in the future. The statements of intention in this report speak only as of the date of this report, and we do not undertake to publicly update any statements in this report. As used in this report, the term "AECOM" and such terms as "the company," "our," "its," "we," and "us" may refer to one or more of AECOM's consolidated subsidiaries or affiliates or to all of them taken as a whole. All these terms are used for convenience only and are not intended as a precise description of any of the separate entities, each of which manages its own affairs.

xxii

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

Regulation G information

Reconciliation of revenue to net service revenue (NSR)

(in millions)

	TWELVE MONTHS ENDED		
	Sep 30, 2025	Sep 30, 2024	Sep 30, 2020
Americas			
Revenue	$12,525.9	$12,485.7	$10,131.5
Less: Pass-through revenue	7,973.7	8,281.1	6,440.6
Net service revenue	$ 4,552.2	$ 4,204.6	$ 3,690.0
International			
Revenue	$ 3,613.2	$ 3,618.4	$ 3,101.7
Less: Pass-through revenue	593.1	659.4	622.5
Net service revenue	$ 3,020.1	$ 2,959.0	$ 2,479.2
Segment Performance (excludes ACAP)			
Revenue	$16,139.1	$16,104.1	$13,233.2
Less: Pass-through revenue	8,566.8	8,940.5	7,063.1
Net service revenue	$ 7,572.3	$ 7,163.6	$ 6,170.1
Consolidated			
Revenue	$16,139.6	$16,105.5	$13,240.0
Less: Pass-through revenue	8,566.8	8,940.5	7,063.1
Net service revenue	$ 7,572.8	$ 7,165.0	$ 6,176.0

Reconciliation of segment income from operations to adjusted segment income from operations

(in millions)

	TWELVE MONTHS ENDED	
	Sep 30, 2025	Sep 30, 2024
Americas Segment:		
Segment income from operations	$ 897.8	$ 774.6
Amortization of intangible assets	2.2	17.3
Adjusted segment income from operations	$ 900.0	$ 791.9
International Segment:		
Segment income from operations	$ 345.9	$ 337.4
Amortization of intangible assets	—	1.4
Adjusted segment income from operations	$ 345.9	$ 338.8
Segment Performance (excludes ACAP and G&A)		
Segment income from operations	$ 1,243.7	$ 1,112.0
Amortization of intangible assets	2.2	18.7
Adjusted segment income from operations	$ 1,245.9	$ 1,130.7

Reconciliation of income from operations to adjusted income from operations to adjusted EBITDA with noncontrolling interests (NCI) to adjusted EBITDA

(in millions)

	TWELVE MONTHS ENDED		
	Sep 30, 2025	Sep 30, 2024	Sep 30, 2020
Income from operations	$1.026.5	$ 827.4	$ 381.5
Noncore AECOM Capital loss (income)	9.0	40.5	(13.0)
Restructuring costs	59.4	99.0	188.3
Amortization of intangible assets	2.2	18.7	24.0
Accelerated depreciation of project management tool	—	—	29.5
Noncore operating losses & transaction related expenses	—	—	5.6
Adjusted income from operations	$1,097.1	$ 985.6	$ 615.9
Other income	10.5	17.6	0.7
Fair value adjustment included in other income	(2.8)	(7.2)	—
Depreciation	166.2	152.5	133.4
Adjusted EBITDA with noncontrolling interests (NCI)	$1,271.0	$1,148.5	$ 750.0
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(68.4)	(53.5)	(16.4)
Amortization of intangible assets included in NCI	—	(0.2)	(0.4)
Adjusted EBITDA	$1,202.6	$1,094.8	$ 733.2

Reconciliation of net income attributable to AECOM from continuing operations per diluted share to adjusted net income attributable to AECOM from continuing operations per diluted share

	TWELVE MONTHS ENDED		
	Sep 30, 2025	Sep 30, 2024	Sep 30, 2020
Net income attributable to AECOM from continuing operations—per diluted share	$ 4.79	$ 3.71	$ 1.06
Per diluted share adjustments:			
Noncore AECOM Capital loss, net of NCI	0.07	0.30	(0.08)
Noncore operating losses & transaction related expenses	—	—	0.03
Acclerated depreciation of project management tool	—	—	0.18
Fair value adjustment included in other income	(0.03)	(0.06)	—
Restructuring costs	0.45	0.73	1.17
Amortization of intangible assets	0.02	0.14	0.15
Prepayment premium on debt	—	—	0.10
Financing charges in interest expense	0.13	0.07	0.04
Tax effect of the above adjustments[1]	(0.17)	(0.28)	(0.41)
Valuation allowances and other tax only items	—	(0.09)	(0.15)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$ 5.26	$ 4.52	$ 2.09

(in millions)

	Twelve Months Ended	
	Sep 30, 2025	Sep 30, 2024
Net cash provided by operating activities	$ 821.6	$ 827.5
Capital expenditures, net	(136.4)	(119.1)
Free cash flow	$ 685.2	$ 708.4

[1] Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

xxiii

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
Dear AECOM Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of AECOM, which will be held on Tuesday, March 3, 2026, at 3:00 p.m. Central Time.
The 2026 Annual Meeting will be a completely virtual meeting, conducted via live webcast. The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/MJCU4RZ.
Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the
Virtual Annual Meeting” section of the attached Proxy Statement.
Details of the business to be conducted at the 2026 Annual Meeting are given in the attached Notice of Annual Meeting of
Stockholders and the attached Proxy Statement.
Whether or not you plan to attend the 2026 Annual Meeting, it is important that your shares be represented. The attached
Proxy Statement contains details about how you may vote your shares.
Sincerely,
Troy Rudd
Chairman and Chief Executive Officer
13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 3, 2026
The 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of AECOM (the “Company,” “our” or “we”) will be held on Tuesday, March 3, 2026, at 3:00 p.m. Central Time, virtually by live webcast. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/MJCU4RZ. At the 2026 Annual
Meeting, you will be asked to:
1.Elect each of the 8 director nominees named in the Proxy Statement accompanying this notice to the Company’s
Board of Directors to serve until the Company’s 2027 Annual Meeting of Stockholders.
The Board of Directors recommends that you vote FOR each of the director nominees.
2.Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year
2026.
The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young
LLP.
3.Vote to approve the Company’s executive compensation, on an advisory basis.
The Board of Directors recommends that you vote FOR the Company’s executive compensation on an advisory basis.
We will also attend to any other business properly presented at the 2026 Annual Meeting. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.
Only common stockholders of record at the close of business on January 9, 2026 can vote at the 2026 Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days ending on the day before the Annual Meeting at the Company’s principal place of business, located at 13355 Noel Road, Suite 400, Dallas, Texas 75240. The Annual
Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 20, 2026
Table of Contents

Page

Proxy Statement Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9
Annual Meeting Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10
Proposal 1 Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . .	21
Proposal 3 Advisory Resolution to Approve Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23
Corporate Governance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33
Compensation Discussion and Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	34
Compensation Governance, Process and Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Elements of Our Named Executive Officer Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
Performance Earnings Program — 2025 Achievements and Payouts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
Other Programs, Policies and Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46
Report of the Compensation and Organization Committee of the Board of Directors . . . . . . . . . . . . . . . . . . . . . .	48
Executive Compensation Tables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49
CEO Pay Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	57
Pay Versus Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58
Directors’ Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61
Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	63
Report of the Audit Committee of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	64
Audit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	66
Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	67
Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	69
Annex A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	A-1

AECOM	1	2026 PROXY STATEMENT
Proxy Statement Summary
Proxy Statement Summary

Meeting Information

Record Date:	January 9, 2026
Meeting Date:	March 3, 2026, 3:00 p.m. Central Time
Location:
Virtual live webcast.  You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/MJCU4RZ. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the Virtual Annual Meeting”
section of the Proxy Statement.

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy
Statement first available to stockholders on January 20, 2026.

Stockholder Voting Matters

Proposal Number	Description	Board’s Voting Recommendation	Page Reference

1	Elect directors to serve until our 2027 Annual Meeting of Stockholders.	FOR EACH	13
2	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2026.	FOR	21
3	Advisory vote to approve our executive compensation.	FOR	23

How to Vote

Vote Online You can vote your shares online by following the instructions on your proxy card (www.envisionreports.com/ACM).	Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683).	Vote by Mail You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:

Proxy Services C/O Computershare Investor Services P.O. Box 43101 Providence, RI 02940-5067
Your Vote is Important
Whether or not you plan to attend the 2026 Annual Meeting, we request that you vote (a) online, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2026 Annual Meeting.
You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later dated proxy by Internet, telephone or mail or by attending the 2026 Annual Meeting and voting.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the
2026 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

AECOM	2	2026 PROXY STATEMENT
Proxy Statement Summary

Our Current Board of Directors

Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships

Bradley W. Buss	62	2020	Former Chief Financial Officer of SolarCity Corporation and former Chief Financial Officer of Cypress Semiconductor Corporation	Yes	CO, NG*
Derek J. Kerr	61	2023	Former Vice Chair and Chief Financial Officer of American Airlines	Yes	A, CO
Kristy Pipes	66	2022	Former Chief Financial Officer of Deloitte Consulting	Yes	A*
Troy Rudd†	61	2020	Chairman and Chief Executive Officer, AECOM	No	None
Douglas W. Stotlar	65	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, NG
Daniel R. Tishman	70	2010	Principal and Vice Chairman of Tishman Holdings Corporation	Yes	CO*
Sander van ’t Noordende	62	2021	Chief Executive Officer of Randstad; Former Global Chief Executive of Products Operating Group at Accenture	Yes	CO, NG
General Janet C. Wolfenbarger	67	2015	General (Retired), United States Air Force	Yes	A, NG

A = Audit Committee CO = Compensation and Organization Committee NG = Nominating and Governance Committee	* = Committee Chair † = Chairman of the Board

AECOM	3	2026 PROXY STATEMENT
Proxy Statement Summary

Delivering Best-in-Class Governance
Direct engagement between AECOM management and the Board with our stockholders creates the greatest degree of alignment and best in class governance outcomes. As a result, our governance structure includes the following features:

Board Oversight and Governance Disclosures	Maintained lead independent director role to ensure continued best-in-class Board independence and oversight practices.
A highly diverse Board with a great breadth of expertise.
Director maximum term of service limit set at 12 years.
Mandatory director retirement age set at 72 for new directors, consistent with the board refreshment and succession planning objectives.
Annual publication of political contributions disclosure to provide transparency into the Company’s government and political engagements.

Commitment to Sustainability and Resilience	Maintain an internal global sustainablility council comprised of leaders across the organization to elevate and drive our commitment to best-in-class sustainability practices throughout the Company.
Incorporate sustainability-related key performance indicators (KPIs) in compensation metrics for CEO and other Named Executive Officers (“NEOs”).
Annual publication of sustainability report that includes disclosures aligned with the TCFD and SASB reporting frameworks.

Majority Voting	Majority voting in uncontested elections of directors.

Governance to Protect Stockholder Interests	Allow for proxy access for director nominations.
Stockholders have the right to call a special meeting of stockholders.
No supermajority requirement to approve business combinations.
This strong governance structure is intended to safeguard and promote the long-term interests of AECOM and its stockholders consistent with the Company’s commitment to maximize long-term value.

AECOM	4	2026 PROXY STATEMENT
Proxy Statement Summary

Corporate Governance Highlights

	Current Size of Board		Current Number of Independent Directors		Average Director Tenure (years)
8		7		7.9

Audit, Compensation and Organization, and Nominating and Governance Committees Consist Entirely of Independent Directors	Yes
Annual Election of All Directors	Yes
Annual Advisory Say-on-Pay Vote	Yes
All Directors Attended More than 75% of Meetings Held	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self Evaluations	Yes
Code of Business Conduct and Ethics	Yes
Corporate Governance Guidelines	Yes
Director Term of Service Limits and Mandatory Retirement Age	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Stockholder Rights Plan (Poison Pill)	No
Proxy Access	Yes
Stockholder Right to Call a Special Meeting	Yes
Supermajority Provision to Approve Business Combinations	No
Adopted Majority Voting in Uncontested Director Elections	Yes

AECOM	5	2026 PROXY STATEMENT
Proxy Statement Summary

Executive Compensation Practices
Our executive compensation program provides competitive packages that attract, motivate, reward and retain key talent critical to achieving long-term financial and strategic objectives, and creating long-term stockholder value.
What We Do:

Pay for Performance — A majority of the compensation opportunity for our NEOs is based on the achievement of key measures that drive value creation, including Adjusted Earnings Before Interest, Taxes, Depreciation, and
Amortization (“Adjusted EBITDA”), segment adjusted operating margins, adjusted earnings per share growth, days sales outstanding ("DSO"), Return on Invested Capital (“ROIC”) improvement, and Relative Total Stockholder Return
(“TSR”).

Rigorous Goal Setting — We undergo a detailed process of analyzing and reviewing a number of factors including, but not limited to our short and long-term financial plan; investor expectations; industry and peer performance;
overall attainability; and impact on stockholder value creation.

Stockholder Engagement — We engage with stockholders throughout the year on proxy and governance matters, including direct outreach to stockholders that represent the ownership of more than 50% of our stock.

Stock Ownership Guidelines — We have stock ownership guidelines that require NEOs and non-employee directors to maintain a specific equity stake in the Company to align their interests with stockholders. The CEO ownership guideline is six times the base salary and the guideline for other NEOs is three times base salary.  Non-
employee directors must maintain ownership at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director's initial appointment to the Board.

Independent Consultant — We utilize the services of an independent compensation consultant who does not provide any other services to the Company.

Risk Assessment — Our compensation consultant performs an independent risk assessment of compensation programs.

Clawback Policy — We have a clawback policy in compliance with Rule 10D-1 of the Securities Exchange Act of
1934 (“Exchange Act”) and NYSE Listing Standards, which requires us to recoup erroneously awarded incentive-
based compensation paid to current and former officers in connection with an accounting restatement.

Market Study Analysis — We annually seek to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

Annual Say-on-Pay Vote — We have a policy to hold an advisory vote to approve the Company’s executive compensation on an annual basis.

Cash Severance Policy — We have a policy prohibiting cash severance benefits to exceed 2.99 times the sum of an executive officer’s base salary and annual target bonus without shareholder approval.

AECOM	6	2026 PROXY STATEMENT
Proxy Statement Summary
What We Don’t Do:

Dividends and Dividend Equivalents on Unvested Awards — Our stock plan prohibits the payout of dividends or dividend equivalents on unvested long-term incentive equity awards unless and until the underlying award vests.

Stock Option Repricing — Our stock plan prohibits re-pricing underwater stock options or stock appreciation rights without stockholder approval.

Single Trigger Equity Acceleration — We do not maintain plans or agreements that provide for automatic “single trigger” equity acceleration or bonus payments in connection with a change in control (rather, any payment of benefit requires a qualifying termination of employment in connection with a change in control known as “double trigger”).

Tax Gross-Ups — We do not provide tax gross-ups to NEOs.

Hedging and Pledging — We prohibit hedging transactions involving AECOM common stock and do not allow trading in puts, calls, options or other similar transactions. In addition, we prohibit the pledging of AECOM common stock except in certain limited circumstances subject to Company approval and demonstration of the ability to repay the applicable loan without selling such securities.

AECOM	7	2026 PROXY STATEMENT
Proxy Statement Summary

Environmental, Social and Governance Matters

A leader in helping our clients deliver their most challenging projects

#1 Overall Design Firm Transportation Design Firm Water Design Firm Facilities Design Firm Environmental Engineering Firm Green Design Mass Transit Highways Bridges Remediation	#2 Airports Education Green Contractor Wastewater Treatment Plants	#3 Program Management Environmental Firm Marine and Ports Water Treatment and Desalination Hazardous Waste

Our purpose of delivering a better world is at the core of all that we do. As the trusted global infrastructure leader, we are determined and well-positioned to deliver positive, impactful and Sustainable Legacies for our company, our communities and our planet. Through our projects and our operations, we have both a significant opportunity and a responsibility to protect, enhance and restore the world’s natural and social systems. Through strategic nonprofit partnerships, pro bono work, skills-based volunteering and philanthropy, our corporate responsibility platform is focused on delivering access to safe and secure infrastructure to those who need it most, creating opportunity for the leaders of tomorrow and protecting our planet so that our company can fulfill its purpose to deliver a better world. As part of our pro bono program, our technical experts partnered with nonprofit organizations in their local communities to provide critical design, engineering and infrastructure solutions.
Driving Sustainability Across Our Operations
We maintain a global sustainability council to coordinate and drive consistent execution of our sustainability and resilience initiatives across AECOM. The council’s functions include: (i) assessing the impact of the Company’s services and operations and advising on how the Company may enhance its sustainability performance; (ii) advising on appropriate global sustainability goals, commitments and targets; (iii) advising on suitable resourcing and investments to fulfill and deliver on the Company’s Sustainable Legacies commitments; (iv) shaping the Company’s sustainability-related policies and disclosure; (v) assessing the potential impact of climate change on the Company’s services and operations and providing a global forum to share ideas on how the Company’s unique offerings and solutions can enable mitigation, adaptation and resilience to climate change that will develop and support buildings, infrastructure assets and communities; and (vi)
providing a risk framework for evaluating client opportunities to ensure that they align with our Sustainable Legacies objectives. The council is composed of employees with relevant professional expertise and experience including strategic and market sector leadership; consulting expertise; operations; procurement, legal, investor relations, treasury, real estate and facilities management and other corporate functions. Our Board has oversight over sustainability matters. Additional information regarding our Sustainable Legacies initiatives is located on the investor relations section of our website, at
https://investors.aecom.com/sustainability.
Commitment to Our People (Human Capital Management)
Our principal asset is our employees, the majority of which have technical and professional backgrounds and undergraduate and/or advanced degrees in their respective areas of expertise. At the end of our fiscal 2025, we employed approximately
51,000 people. We believe that the quality and level of service that our professionals deliver are among the highest in our industry.

AECOM	8	2026 PROXY STATEMENT
Proxy Statement Summary
We are committed to enhancing our position as a leading employer in our industry by attracting and retaining some of the best technical professionals in the world. Critical to our continued success is our ability to offer a compelling employee value proposition that promises competitive pay and benefits, an environment that supports flexibility and well-being and encourages collaboration and innovation, and a shared commitment to technical excellence, continuous learning and career growth. This understanding informs our approach to managing our human capital resources. Our human capital objectives and initiatives are overseen by our Board as per our Corporate Governance Guidelines.
Additional information on our human capital management initiatives can be found on pages VIII to IX of this document.

AECOM	9	2026 PROXY STATEMENT
Introduction
13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 3, 2026
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of
AECOM, a Delaware corporation (“we,” “our,” the “Company” or “AECOM”), for use at our 2026 Annual Meeting of
Stockholders (“2026 Annual Meeting”) to be held on March 3, 2026, at 3:00 p.m. Central Time, or at any adjournment or postponement thereof. At the 2026 Annual Meeting, you will be asked to consider and vote on the matters described in this
Proxy Statement and in the accompanying notice. The 2026 Annual Meeting will be held virtually online. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/MJCU4RZ. Only common stockholders of record at the close of business on January 9, 2026, which is the record date for the 2026 Annual
Meeting, are permitted to vote at the 2026 Annual Meeting and any adjournment or postponement thereof.
The Company’s Board of Directors (the “Board of Directors” or “Board”) is soliciting your vote to:
1.Elect each of the 8 director nominees named in this Proxy Statement to the Company’s Board of Directors to serve until the Company’s 2027 Annual Meeting of Stockholders.
2.Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year
2026.
3.Approve the Company’s executive compensation, on an advisory basis.
We utilize the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 20, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of January 9, 2026 and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are
available at investors.aecom.com.

AECOM	10	2026 PROXY STATEMENT
Annual Meeting Information
Annual Meeting Information

Proxies
You may vote your shares at the 2026 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling
1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to the address accompanying your proxy materials. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.
You may revoke your proxy at any time before it is exercised at the 2026 Annual Meeting by (1) giving our Corporate
Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) attending the 2026 Annual Meeting and voting. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 13355 Noel Road,
Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.
All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. If you submit a proxy but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy
Statement that may be presented for action at our 2026 Annual Meeting. If other matters do properly come before our 2026
Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.
If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2026 Annual
Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm.
Brokers will not have the discretion to vote on any of the other proposals presented at the 2026 Annual Meeting.

Solicitation of Proxies
We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse current record holders for their reasonable expenses in performing these tasks. We have agreed to pay Georgeson LLC $15,000 plus reasonable expenses, costs and disbursements for various proxy solicitation services associated with the 2026 Annual Meeting. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights
Our Board has fixed January 9, 2026 as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2026 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2026 Annual Meeting. As of the record date, there were 129,278,980 shares of our common stock outstanding held by 1,302 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2026 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present at our 2026 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2026 Annual
Meeting for the purpose of determining whether a quorum exists. “Broker non-votes” will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

AECOM	11	2026 PROXY STATEMENT
Annual Meeting Information
Our Board urges you to vote promptly by (1) electronically submitting a proxy or voting instruction card over the Internet, (2)
by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.
Votes will be tabulated by the inspector of election appointed for the 2026 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Attending the Virtual Annual Meeting
Stockholders of record at the close of business on January 9, 2026, will be able to attend the annual meeting, vote, and submit questions during the 2026 Annual Meeting by visiting www.meetnow.global/MJCU4RZ at the meeting date and time.
You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. Please note that Internet Explorer is not a supported browser for accessing the virtual meeting website.
You should also give yourself enough time to log in and ensure that you can hear streaming audio prior to the start of the meeting. We encourage you to access the 2026 Annual Meeting online prior to the start time. The only item of information needed to access the virtual annual meeting from the website is the control number, which is the 15-digit number located in the shaded bar on the Notice you receive or on the proxy card.
Have the Notice or proxy card available when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance, you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to Computershare via email at legalproxy@computershare.com or by mail:
Computershare
AECOM Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Central Time, on February 26, 2026.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Stockholders of record and beneficial owners who duly registered to attend the 2026 Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website referenced above. You will be able to vote your shares electronically while attending the 2026 Annual Meeting via the virtual meeting platform by following the instructions on the website. You may also submit questions in advance of the 2026 Annual
Meeting beginning approximately two weeks prior to the meeting by logging into www.meetnow.global/MJCU4RZ and following the instructions on the website.
Our aim is to offer stockholders rights and participation opportunities during our virtual annual meeting that are comparable to those of in-person annual meetings, using online tools to facilitate stockholder access and participation. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting.
Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
If you have technical difficulties or trouble accessing the virtual meeting, you can access support by calling 888-724-2416
(domestic) or +1-781-575-2748 (international).

Year End Reporting Convention
We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30.

AECOM	12	2026 PROXY STATEMENT
Annual Meeting Information

Majority Voting; Director Resignation Policy
In uncontested elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In uncontested elections, any director who is not elected by a majority of the votes is expected to tender his or her resignation to the Nominating and Governance
Committee (“Nominating Committee”). The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.

AECOM	13	2026 PROXY STATEMENT
Proposal 1
Proposal 1
Election of Directors
We are nominating 8 directors for election to our Board, all of whom are current members of our Board that are standing for re-election at the 2026 Annual Meeting. Directors elected at the 2026 Annual Meeting will serve until the 2027 Annual
Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2026 Annual
Meeting, the directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with any director who is not elected by a majority of the votes cast being expected to tender his or her resignation to the Nominating Committee. The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The
Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.
Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees named in this Proxy Statement. We currently have 8 directors on our Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director, except as set forth in the remainder of this paragraph. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications
The Board believes that its members should collectively possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important: senior leadership experience, industry experience, public company experience, financial expertise, government/regulatory expertise and international expertise. The
Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.
The Nominating Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time. From time to time, while identifying director candidates, the Nominating
Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.
Further, the Company’s Corporate Governance Guidelines provide that the Board should be comprised of individuals with diverse backgrounds, experiences and perspectives.

AECOM	14	2026 PROXY STATEMENT
Proposal 1

Board Skills and Experience
Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee AECOM’s business. The following sections summarize the specific skills, professional experience and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

	Bradley W. Buss	Derek J. Kerr	Kristy Pipes	Troy Rudd	Douglas W. Stotlar	Daniel R. Tishman	Sander van ’t Noordende	General Janet C. Wolfenbarger

Corporate Governance Considerations
Independent Director
Financially Literate (NYSE Rules)
Experience
Senior Leadership
Chief Executive Officer (CEO)
Public Company (Board or Executive)
Government
International Operations
Strategic Experience
Financial
Industry / Project Delivery
Infrastructure
Regulatory
Strategy & Business Development
Customer Experience
Talent & Organization Development
Risk Management

AECOM	15	2026 PROXY STATEMENT
Proposal 1

Board Composition
Tenure
Age
7.9 years
average tenure
64 years
average age
<5
5-9
>10
Years
Board Diversity

Our Board includes the following representation:
Women
LGBTQ+

To promote diversity of background and experience on our Board, nominees for election as directors at the 2026 Annual Meeting include two women, and one director who self- identifies as LGBTQ+.
38%
Diverse Board
Members

AECOM	16	2026 PROXY STATEMENT
Proposal 1

Nominees for Directors
The following section sets forth certain background information on the 8 nominees for election as directors as well as each individual’s specific experience, qualifications and skills that led our Board to conclude that each such director nominee should serve on our Board.

Mr. Buss brings to our Board executive experience and extensive financial and accounting expertise with both public and private technology-focused companies in diverse industries.
Mr. Buss’ prior experience as the Chief Financial Officer of publicly-traded companies and his prior and current service on public company boards enable him to provide valuable insight to our Board on issues that impact public companies.
Business Experience
SolarCity Corporation
•Chief Financial Officer (2014 – 2016)
Cypress Semiconductor Corporation
•Chief Financial Officer (2005 to 2014)
Public Boards
QuantumScape Corporation (2020 – Present)
Marvell Technology, Inc. (2018 – Present)
TuSimple (2020 – 2022)
Advance Auto Parts, Inc. (2016 – 2021)
Private Boards and Community Service
Harbringer Motors (2025 – Present)
CelLink Corp (2022 – Present)
Diamond Foundry (2018 – Present)
Education
Bachelor of Arts, Economics (McMaster University)
Business Administration Degree, Majoring in Finance and Accounting (University of Windsor)

Bradley W. Buss Age: 62 Director Since: 2020 Board Committees: •Compensation and Organization •Nominating and Governance (Chair)

AECOM	17	2026 PROXY STATEMENT
Proposal 1

Mr. Kerr brings to our Board extensive executive, finance and accounting expertise having previously served several leadership roles at the American Airlines Group, Inc., most recently as Vice Chair of American Airlines and President of American Eagle. Mr. Kerr also served as
Executive Vice President and Chief Financial Officer of American Airlines, which has provided him with substantial knowledge dealing with complex financial and accounting matters associated with a large publicly-traded company, as well as risk management oversight.
Business Experience
American Airlines
•Vice Chair (2022 – 2023)
•Chief Financial Officer (2013 – 2022)
American Eagle
•President (2022 – 2023)
US Airways
•Chief Financial Officer (2005 – 2013)
America West
•Chief Financial Officer (2002 – 2005)
Public Boards
StandardAero (2025 – Present)
Comerica Bank (2023 – Present)
Private Boards and Community Service
Michigan Ross School of Business Advisory Board (2020 – Present)
Cotton Bowl Board of Directors (2018 – 2024)
Knight Commission of Intercollegiate Athletics (2016 – 2024)
Dallas Regional Chamber (2015 – 2023)
Education
Bachelor of Science, Aerospace Engineering (University of Michigan)
Master of Business Administration (University of Michigan)

Derek J. Kerr Age: 61 Director Since: 2023 Board Committees: •Audit •Compensation and Organization

Ms. Pipes brings to our Board extensive management, financial and accounting experience, having held several senior leadership positions throughout her career including most recently as Managing Director and CFO at Deloitte Consulting. From her service on multiple public company boards across a variety of sectors, she adds valuable insights into operational requirements and the unique challenges faced by public companies.
Business Experience
Deloitte Consulting
•Managing Director and Chief Financial Officer (2015 – 2019)
•Various leadership roles (1999 – 2014)
Transamerica Life Companies
•Vice President and Manager, Finance Division (1996 – 1999)
Public Boards
EXLService (2021 – Present)
Savers Value Village (2021 – Present)
Public Storage (2020 – Present)
PS Business Parks (2019 – July 2022)
Education
Bachelor of Arts, Business Economics (University of California, Los Angeles)
Master of Business Administration (University of California, Los Angeles)

Kristy Pipes Age: 66 Director Since: 2022 Board Committee: •Audit (Chair)

AECOM	18	2026 PROXY STATEMENT
Proposal 1

Mr. Rudd brings to our Board a critical vantage point as Chief Executive Officer of the
Company and, accordingly, the director closest to the Company’s day-to-day operations. Mr.
Rudd has extensive executive experience in the engineering, design and construction sector, professional services sector, finance, public company matters, international business, strategic planning, and mergers and acquisitions.
Business Experience
AECOM
•Chief Executive Officer and Director (2020 – Present)
•Chief Financial Officer (2015 – 2020)
•Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief
Financial Officer, DCS Global (2014 to 2015)
•Senior Vice President, Corporate Finance and Treasurer (2012 – 2015)
•Various Financial Leadership Roles (2009 – 2012)
KPMG LLP (1998 – 2009)
•Partner
Public Boards
AECOM (2020 – Present)
Private Board and Community Service
SMU Lyle School of Engineering Executive Board (2023 – Present)
Sustainable Markets Initiative (2023 – Present)
Education
Bachelor of Science (University of British Columbia)
Master of Science, Taxation (Golden Gate University)

Troy Rudd Age: 61 Director Since: 2020 •Chairman of the Board

Mr. Stotlar brings to our Board substantial knowledge of the transportation sector. As a former
Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.
Business Experience
Con-way Inc.
•President, Chief Executive Officer and Director (2005 – 2015)
Con-way Transportation Services Inc.
•President and Chief Executive Officer (2004 – 2005)
•Executive Vice President and Chief Operating Officer (2002 – 2004)
•Executive Vice President of Operations (1997 – 2002)
Public Boards
Reliance Steel & Aluminum Co. (Chairman of the Board) (2016 – Present)
LSC Communications, Inc. (2016 – 2021)
Private Board and Community Service
Reddy Ice (2019 – Present)
Mauser Packaging Solutions (2017 – Present)
Stone Canyon Industries, LLC (2016 – Present)
Grieve Well (2009 – 2024)
Education
Bachelor of Science, Business (The Ohio State University)

Douglas W. Stotlar Age: 65 Director Since: 2014 •Lead Independent Director Board Committees: •Audit •Nominating and Governance

AECOM	19	2026 PROXY STATEMENT
Proposal 1

Mr. Tishman brings to our Board strong knowledge, management, and operational experience in the real estate and construction management industry in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.
Business Experience
Tishman Holdings Corporation
•Chairman and Executive Vice President (1997 – Present)
Tishman Construction Corporation
•Chairman of the Board and Chief Executive Officer (1991 – 2010)
AECOM
•Vice-Chairman (2010 – March 2018)
Private Boards and Community Service
Montefiore Medicine (2018 – Present)
Real Estate Board of New York (2014 – Present)
NexWave Capital Partners LLC (2008 – Present)
National September 11 Memorial & Museum (2005 – Present)
Education
Bachelor of Science, Ecology and Planning (Evergreen State College)
Master of Science, Environmental Studies (Lesley College)

Daniel R. Tishman Age: 70 Director Since: 2010 Board Committee: •Compensation and Organization (Chair)

As the CEO of Randstad, a global talent company, Mr. van ’t Noordende brings to our Board deep leadership experience in the human and professional services sectors. Before Randstad he served on Accenture’s global management committee for 13 years.
Business Experience
Randstad
•CEO (2022 – Present)
•Member of Executive Board (Jan – March 2022)
•Member of Supervisory Board (2021)
Accenture
•Products Operating Group, Group Chief Executive (2013 – 2020)
•Management Consulting, Group Chief Executive (2011 – 2013)
•Resources Operating Group, Group Chief Executive (2006 – 2011)
•Various leadership roles (1987 – 2006)
Public Boards
Randstad (2021 – Present)
Micro Focus (2020 – 2022)
Private Board and Community Service
Virtusa (5/2021 – 12/2021)
Out and Equal (2016 – 2021)
Education
Master’s Degree, Industrial Engineering, specializing in Finance and Marketing (Eindhoven
University of Technology, Netherlands)

Sander van ’t Noordende Age: 62 Director Since: 2021 Board Committees: •Compensation and Organization •Nominating and Governance

AECOM	20	2026 PROXY STATEMENT
Proposal 1

General Wolfenbarger brings to our Board a distinguished career as a senior leader in the military, including serving as the Air Force’s first female four-star general. In addition to significant international experience, these qualifications provide our Board with valuable government-related expertise supportive of our global business operations and public-sector client roster.
Public Service
Air Force Materiel Command, Wright-Patterson Air Force Base
•Commander, Air Force Materiel Command (2012 – 2015)
•Commander, C17 Systems Group for the Aeronautical Systems Center (2002 – 2005)
•Director, B2 System Program Office (2000 – 2002)
Pentagon
•Military Deputy to the Assistant Secretary of the Air Force for Acquisition (2011 – 2012)
•Service’s Director of the Acquisition Center of Excellence (2005 – 2006)
Private Boards and Community Service
FIRST (For Inspiration and Recognition of Science and Technology) (2022 – Present)
Massachusetts Institute of Technology Corporation (2020 – Present)
Falcon Foundation (2016 – Present)
KPMG LLP (2018 – 2023)
Education
Bachelor of Science, Engineering Sciences (U.S. Air Force Academy)
Master of Science, Aeronautics and Astronautics (Massachusetts Institute of Technology)
Master of Science, National Resource Strategy (National Defense University)

Gen. Janet C. Wolfenbarger Age: 67 Director Since: 2015 Board Committees: •Audit •Nominating and Governance

Vote Required and Recommendation of the Board of Directors
Directors are elected by a majority of the votes cast for and against by holders of shares entitled to vote at the 2026 Annual
Meeting. This means that for each director the number of votes cast “FOR” the director must exceed the number of votes cast “AGAINST” the director. Abstentions and broker non-votes will not be considered votes cast.

The Board of Directors recommends that you vote FOR the election of each nominee for director.

AECOM	21	2026 PROXY STATEMENT
Proposal 2
Proposal 2
Ratification of Selection of Independent Registered
Public Accounting Firm
The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1990. A representative of Ernst & Young LLP is expected to be present at the 2026 Annual
Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal
The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests and the best interests of our stockholders.

Reasons for Recommendation to Appoint Ernst & Young as the Company’s Independent Registered Public Accounting Firm
As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select
Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee considered a number of factors including:
•continued independence of Ernst & Young LLP;
•length of time Ernst & Young LLP has been engaged by the Company;
•senior management’s assessment of Ernst & Young LLP’s performance;
•audit and non-audit fees;
•capacity to appropriately staff the audit;
•geographic and subject matter coverage;
•lead audit engagement partner performance;
•overall performance;
•qualifications and quality control procedures; and
•whether retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.
Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2026.
In accordance with the Sarbanes-Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his second year in that role.

AECOM	22	2026 PROXY STATEMENT
Proposal 2

Vote Required and Recommendation of the Board of Directors
The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal at the 2026 Annual
Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

AECOM	23	2026 PROXY STATEMENT
Proposal 3
Proposal 3
Advisory Resolution to Approve Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory basis, AECOM’s executive compensation as reported in this Proxy Statement.
At AECOM, executive compensation plans are driven by both short- and long-term financial performance metrics that are designed to incentivize our Named Executive Officers (NEOs) to maximize long-term stockholder value creation. As such, based on direct stockholder feedback, AECOM’s executives are incentivized via an annual cash bonus plan and certain long-term equity awards that include without limitation the following performance metrics: adjusted earnings per share, return on invested capital, and relative total stockholder return.
We urge stockholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation and Organization Committee
(“Compensation Committee”) and the Board believe that the policies, procedures and programs articulated in the
“Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the 2026 Annual Meeting:
RESOLVED, that the stockholders of AECOM approve, on an advisory basis, the compensation of the Company’s Named
Executive Officers, disclosed pursuant to Item 402 of Regulation S-K, set forth in the Compensation Discussion and
Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is nonbinding on the Company, the Board and the Compensation Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Board and the Compensation
Committee will review and consider the voting results on this proposal when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the 2026 Annual Meeting is required to approve the advisory resolution on the Company’s executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-
votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

AECOM	24	2026 PROXY STATEMENT
Corporate Governance
Corporate Governance

Board Meetings
During our fiscal year ended September 30, 2025, our Board met five times, the Audit Committee met five times, the
Compensation Committee met three times and the Nominating Committee met three times. Each incumbent director attended 100% of (1) the total number of meetings of our Board and (2) the total number of meetings held by all standing committees of the Board on which he or she served during fiscal year 2025.

Director Independence
Seven of the eight director nominees are independent directors as defined in accordance with the listing standards of the
NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board, upon the recommendation of our Nominating Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company’s directors and their families with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission (“SEC”) rules regarding related party transactions;
and the amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.
The Board determined that the following director nominees are independent as determined by the standards of the NYSE:
Bradley W. Buss, Derek J. Kerr, Kristy Pipes, Douglas W. Stotlar, Daniel R. Tishman, Sander van ’t Noordende and General
Janet C. Wolfenbarger.

Board Leadership Structure
Mr. Rudd serves as the combined Chairman and CEO and Mr. Stotlar serves in the role of Lead Independent Director.  As
Lead Independent Director, Mr. Stotlar, along with the other independent directors, brings experience, oversight and expertise from outside the Company and industry, while our Chairman and CEO, Mr. Rudd, brings Company and industry-
specific experience and expertise.
As Lead Independent Director, Mr. Stotlar has the following powers and duties: (i) chairing the executive sessions of independent directors; (ii) serving as liaison between the Chairman and the independent directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) calling meetings of the independent directors; and (vii) if requested by major shareholders, ensuring that he is available for consultation and director communication.
The Board has been, and continues to be, a proponent of Board independence. The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including only independent directors serving as committee chairs and the directors’ and committees’ ability to engage independent consultants and advisors. The Audit, Compensation and Nominating Committees are composed entirely of independent directors.

AECOM	25	2026 PROXY STATEMENT
Corporate Governance

Executive Sessions
Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board and committee meeting and, during fiscal year 2025, executive sessions were held at each regularly scheduled Board and committee meeting. Executive sessions are currently chaired by the Lead Independent Director during Board meetings, and by the respective Committee Chair during committee meetings. Our Corporate Governance Guidelines provide that at any time in which the Board has a Lead Independent Director, the Lead Independent Director will chair executive sessions and will consult with the Chairman and CEO on agendas for Board meetings and other matters pertinent to the Company and the Board.

Board’s Role in Risk Oversight
The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the
Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:
Board of Directors
Oversees major risks, including risks related to strategy, business portfolio, litigation, investigations, human capital, management succession, sustainability, cybersecurity, artificial intelligence and safety.
Audit Committee
Compensation and
Organization Committee
Nominating and
Governance Committee
•Review AECOM’s guidelines and
policies with respect to risk
assessment and risk
management
•Review the integrity of the
organization's financial reporting
process
•Monitor and oversee AECOM's
compliance with respect to
applicable laws and legal
compliance matters
•Oversee major litigation and
investigations with material
financial implications
•Oversee an annual assessment
of risk relating to AECOM's
compensation policies, programs
and practices and report to the
Board on the results of this
assessment
•Develop and recommend to the
Board for adoption the Corporate
Governance Guidelines and
codes of conduct and ethics
applicable to AECOM
•Oversee AECOM's Government
compliance activities and code of
conduct and other compliance
and ethics matters
•Oversee board succession
•Oversee lobbying and political
activity
We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices
In fiscal year 2025, the Compensation Committee’s independent consultant, Exequity LLP, conducted a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including executive officers. Exequity
LLP reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the

AECOM	26	2026 PROXY STATEMENT
Corporate Governance
approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.
As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:
•Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including Performance Earning Program (“PEP”) awards and restricted stock units (“RSU”) granted under our stockholder-approved 2020 Stock Incentive Plan, which typically vest or are earned over three years.
•The Compensation Committee has ultimate authority to determine, and reduce, if appropriate and consistent with applicable arrangements, compensation provided to our executive officers, including each of the NEOs.
•The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfil its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the
Compensation Committee as described in the “Compensation Discussion and Analysis” section of this Proxy
Statement.
•Our annual incentive programs for employees are funded in the aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.
•Our long-term equity incentive awards, including PEP awards and restricted stock units granted under our stockholder-approved 2020 Stock Incentive Plan, are all approved by either the Compensation Committee for our executive officers or by our Chief Executive Officer for non-executive officers.
•Our NEOs are subject to stock ownership guidelines, our insider trading policy and our updated clawback policy.
Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating
Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation Committee, and
the Nominating Committee has been determined by our Board to be “independent.” The committees operate under written charters that are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at
www.aecom.com. The members of each of the standing committees at the time of this filing are as follows:
Audit Committee
Kristy Pipes, Chair
Derek J. Kerr
Douglas W. Stotlar
General Janet C. Wolfenbarger
Compensation and Organization Committee
Daniel R. Tishman, Chair
Bradley W. Buss
Derek J. Kerr
Sander van ’t Noordende
Nominating and Governance Committee
Bradley W. Buss, Chair
Douglas W. Stotlar
Sander van ’t Noordende
General Janet C. Wolfenbarger

AECOM	27	2026 PROXY STATEMENT
Corporate Governance
Audit Committee.  The Audit Committee, which is composed solely of independent directors as defined under Rule
10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the
Company’s independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Board has determined that
Ms. Pipes, Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules under the
Exchange Act. The “Report of the Audit Committee of the Board of Directors” is included in this Proxy Statement. Our Audit
Committee held five meetings during fiscal year 2025.
Compensation and Organization Committee.  The Compensation Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as
Company-wide equity plans for our employees. Grants of equity awards by the Compensation Committee under our compensation plans are approved solely by directors who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. This committee also reviews the Board’s compensation plan for non-employee directors and determines whether independent compensation consultants should be utilized. For further information regarding the
Compensation Committee’s processes and procedures for determining executive and non-employee director compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The “Report of the Compensation and
Organization Committee of the Board of Directors” is included in this Proxy Statement. Our Compensation Committee held three meetings during fiscal year 2025.
Nominating and Governance Committee.  The Nominating Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our
Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our compliance activities. The Nominating Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the
Company’s Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders, and engages in succession planning for the Board and key leadership roles on the Board and its committees. Our Nominating Committee held three meetings during fiscal year 2025.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance
Guidelines are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at
www.aecom.com.

Codes of Conduct and Ethics
We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24 hours, 7 days a week in multiple languages, and they may do so anonymously. We do not tolerate acts of retaliation against anyone who makes an honest and sincere report of a possible violation of law or of our Code of Conduct or policies, or who participates in an investigation of possible wrongdoing. Many countries have enacted legislation to protect those who report misconduct, and we enforce any applicable protections afforded by such laws.
If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in accordance with applicable rules and regulations. In addition, we have a separate
Code of Ethics for Senior Financial Officers that specifies the required standards of conduct for employees with financial reporting responsibilities. We also have an Anti-corruption Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while our employees conduct business anywhere in the world. Many of these policies are available for viewing on the “Ethics and Compliance” section of our website at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 13355 Noel Road, Suite 400, Dallas,
Texas 75240, Attention: Corporate Secretary.

AECOM	28	2026 PROXY STATEMENT
Corporate Governance

Communications with the Board of Directors
Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 13355
Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary. All communications will be compiled by our
Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations, Board Refresh and Succession Planning
The Nominating Committee is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the
Board. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the
Board and its committees.
The Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the
Company’s stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time. From time to time, while identifying director candidates, the Nominating
Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.
Commencement
Board composition is
analyzed
Analysis
Potential candidate
list is developed
from directors,
management,
stockholders and
search firms
Review
Director
qualifications
are reviewed
Recommendations
Nominating Committee
meets with candidates and
makes Board
recommendations
Approvals
Board and
stockholder
approvals
It is our belief that members of the Board should have the highest professional and personal ethics and values. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, cybersecurity and technology, end markets and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have the following key skills and experience, each of which it views as particularly important:
•senior leadership experience;
•industry experience;
•public company experience;
•financial expertise;
•government/regulatory expertise; and
•international expertise.
The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.
In identifying and selecting individuals, the Board and the Nominating Committee consider diversity, skills, and such other factors as they deem appropriate to maintain a balance of knowledge, experience and capability. Diversity is an important consideration in the director nomination process because the Board believes that people of different experiences can contribute useful perspectives while collaborating effectively to further the Company’s objectives.

AECOM	29	2026 PROXY STATEMENT
Corporate Governance
Our Nominating Committee will consider stockholder nominations for directors. The Nominating Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described in our Corporate
Governance Guidelines. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received by the close of business no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting of stockholders.
However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) on the 10th day following the day on which public announcement of the date of such meeting was first made by the Company. In no event shall an adjournment, recess or postponement of any annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice.
To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-
election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and all written and signed representations and all completed and signed questionnaires required pursuant to our Bylaws. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company’s books, of such stockholder and such beneficial owner and the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner.
As to the stockholder giving the notice, or if the notice is on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, and if such beneficial owner is an entity, as to each control person of such entity, the notice must state the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder or beneficial owner and by any control person, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person and by any control person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or
Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act, and a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the
Company’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.
In order to encourage Board refreshment and facilitate succession planning, in November 2023 the Board updated its
Corporate Governance Guidelines to establish a maximum twelve-year term of service requirement for new directors and a mandatory retirement age of 72 (75 for current directors).

Board Self-Assessment
The Nominating Committee facilitates an annual assessment of the performance of the Board and its committees and coordinates reports of the annual results to the full Board for discussions. The Nominating Committee also recommends changes to improve the Board and its committees. In 2025, the Nominating Committee engaged an outside law firm to obtain input from each director on the performance of the Board and its committees.

AECOM	30	2026 PROXY STATEMENT
Corporate Governance
Commencement
The Nominating
Committee Chair
engaged an outside law
firm again in 2025 to
facilitate the director
evaluation process. The
law firm conducted
confidential, one-on-one
interviews with each
director.
Evaluation
The outside law firm
evaluated the feedback on
the effectiveness of the
Board and the directors
individually, including on
board size and
composition, board
operations and Committee
structure and performance.
Analysis
The outside law firm
synthesized and
summarized the
feedback and prepared
an executive summary of
findings and themes for
the Nominating
Committee, working
directly with the
Nominating Committee
Chair, Board Chairman
and Lead Independent
Director.
Findings
The outside law firm
summarized the
findings and themes for
the Nominating
Committee Chair, the
Board Chairman and the
Lead Independent
Director, who then
presented to the
Committee; the outside
law firm then presented
the findings to the
Board.
Follow-up
Results requiring
additional
consideration are
addressed at
subsequent Board
and Committee
meetings and such
discussions are
reported back to
the Board, where
appropriate.

Director Attendance at Annual Meetings
AECOM’s policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances.
All directors at the time of the meeting attended the 2025 Annual Meeting.

Director Compensation
Information regarding the compensation of our non-employee directors is discussed below in “Directors' Compensation for
Fiscal Year 2025.”

Director Retirement Policy
Our Corporate Governance Guidelines provide that directors are required to retire from the Board at the end of the term of service during which they turn 72 years of age (or 75 for current directors).

Related Party Transaction Policy
We have adopted a written related party transaction policy, which covers transactions in excess of $120,000 between the
Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee, except that if the transaction is less than $1 million, the Chair of the Audit Committee may approve such transaction. In reviewing such transactions, the policy requires the Audit Committee, or the Chair, as appropriate, to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable)
but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally. The Board has also determined that certain transactions are pre-approved and do not require review by the Audit Committee. These include (i)
compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1 million or 2% of the revenues of such other corporation or organization.
Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

AECOM	31	2026 PROXY STATEMENT
Corporate Governance

Certain Relationships and Related Transactions
In fiscal year 2025, the Company did not have any related party transactions that meet the disclosure requirements of Item
404 of Regulation S-K.

Insider Trading Policy
We have an Insider Trading Policy that governs the purchase, sale and other disposition of AECOM securities by our directors, officers, employees and certain consultants.  We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us.
Among other restrictions, our Insider Trading Policy prohibits directors, officers, employees and consultants from trading in our securities while in possession of material, non-public information.  The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of our Insider Trading Policy, a copy of which can be found as an exhibit to our 2025 Form 10-K.

Political Contributions and Lobbying
Our responsible participation in the U.S. political process is important to our success and the protection of stockholder value.
Our Political Engagement Policy is available on the “Government Relations” area of the “About Us” section on our website at
www.aecom.com. We update and publish our Political Engagement Policy annually, along with supporting exhibits detailing our political expenditures. That annual disclosure includes, but is not limited to, the following information:
•Federal, state and local lobbying expenditures;
•Amounts and recipients of any direct political contributions made by us in the United States (if any such expenditures are made);
•Amounts and recipients of any federal, state or local political contributions made by the AECOM PAC in the United
States (if any such expenditures are made); and
•Amounts and recipients of payments made in connection with our most significant memberships in trade associations and industry groups.
In addition, we file quarterly a publicly available federal Lobbying Disclosure Act Report, providing information on activities associated with influencing legislation through communications with any Member of Congress, congressional staffer, or with any covered federal executive branch official. The report also provides disclosure on expenditures for the quarter, describes the specific pieces of federal legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of AECOM. AECOM files similar periodic reports with state agencies where required reflecting state lobbying activities which are also publicly available.

Stock Ownership Guidelines for Non-Employee Directors
Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director’s initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current cash retainer
($100,000) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested restricted stock are counted toward the guidelines. The table below outlines the ownership of our non-employee directors as of October 1, 2025. All current non-employee directors already meet or are expected to meet guidelines within the five (5) year transition period.

AECOM	32	2026 PROXY STATEMENT
Corporate Governance

Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple

Bradley W. Buss	5.0	28.9
Derek Kerr	5.0	4.5	(1)
Kristy Pipes	5.0	7.2
Douglas W. Stotlar	5.0	39.8
Daniel R. Tishman	5.0	24.0
Sander van ’t Noordende	5.0	11.4
General Janet C. Wolfenbarger	5.0	40.1
(1)Mr. Kerr’s five-year transition period ends in November 2028.
Please see the “Compensation Discussion and Analysis” section for a discussion of the stock ownership guidelines applicable to our NEOs.

AECOM	33	2026 PROXY STATEMENT
Executive Officers
Executive Officers
AECOM’s current executive officers are as follows:

Name	Age	Position(s) Held

Troy Rudd	61	Chief Executive Officer
Lara Poloni	57	President
Gaurav Kapoor	48	Chief Financial & Operations Officer
David Gan	53	Chief Legal Officer & General Counsel
The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Troy Rudd has led AECOM’s transformation into a leading professional services organization focused on delivering long-term value for employees, clients and stockholders since being appointed CEO in August 2020. Through the Company’s Think and Act Globally strategy, he has championed investments in talent development, innovation and technical excellence to strengthen AECOM’s competitive advantage. Under Mr. Rudd’s leadership, AECOM has sharpened its focus on winning and delivering the industry’s most complex programs and projects, increasing market share, deepening client relationships and enhancing long-term visibility. He has also advanced the Company’s growth in advisory and program management services. Mr. Rudd has held a series of operational and financial leadership positions since joining AECOM in 2009, including previously as Chief Financial Officer. Before joining AECOM,
Mr. Rudd was a partner for 10 years with KPMG.

Lara Poloni has served in several key leadership roles, including as President since 2020, Chief
Executive of AECOM’s operations in Europe, the Middle East and Africa (EMEA) from 2017 to
2020, and as Chief Executive of the Australia New Zealand business from 2014 to 2017. Over a career spanning more than 30 years, Ms. Poloni has predominantly worked in the planning, assessment and development of major infrastructure projects for both public and private sector clients. She is a member of the World Economic Forum’s Global Future Council on
Infrastructure, a previous board member of Infrastructure Partnerships Australia and an
Honorary Fellow of Monash University.

Gaurav Kapoor was appointed Chief Financial & Operations Officer in November 2023, having previously served as Chief Financial Officer since August 2020. Mr. Kapoor has extensive financial leadership experience at AECOM, including as Chief Accounting Officer and Global
Controller since December 2016 and Treasurer since October 2019. He previously served in leadership roles at the Company as Senior Vice President, Financial Planning & Analysis from
January 2016 to December 2016 and Senior Vice President, Project Delivery, Americas Design
Consulting Services from May 2015 to January 2016. Prior to joining the Company in May 2015,
Mr. Kapoor spent 15 years at Ernst & Young LLP, where he was an audit partner and held various leadership roles. Mr. Kapoor also serves on the Board of Directors of Comfort Systems
USA, Inc. (NYSE:FIX).

David Gan was appointed Chief Legal Officer in November 2019. In this role, Mr. Gan is responsible for all aspects of the global legal function, including risk management, corporate governance, ethics and compliance, global quality, and safety. He previously served in legal leadership roles at AECOM most recently as Senior Vice President, Deputy General Counsel, from October 2014 to November 2019, and General Counsel, AECOM Capital, from January
2018 to November 2019. Prior to joining AECOM in 2006, Mr. Gan was a corporate and securities lawyer at Mayer Brown LLP and Wilson Sonsini Goodrich & Rosati, P.C.

AECOM	34	2026 PROXY STATEMENT
Compensation Discussion and Analysis
Compensation Discussion and Analysis

Executive Summary

Why approve our Say-on- Pay proposal?	Our executive pay is aligned with the Company’s record financial performance, success against its long-term strategic and financial goals, and strong stockholder value creation.
We continuously engage with our stockholders and implement thoughtful and responsive changes to our executive pay programs to drive long-term shareholder value.

Fiscal Year 2025 Financial Outperformance
AECOM delivered strong results in fiscal 2025 that included new records for several key financial metrics, including net service revenue, margins, earnings and backlog:
Delivered Record
Net Service
Revenue*
Exceeded
Segment Adjusted
Operating Margin*
Guidance to a
New All-Time High
Exceeded
Adjusted EBITDA*
Guidance
Exceeded Adjusted
EPS* Guidance
Generated Record
Backlog
Initial Guidance: $5.10
Initial Guidance:
$1,190M

+6%	+70	bps	+10%	+16%	+4%

Driven by Americas Design NSR* Growth of 7% in FY'25	Achieved in Q3'25 Prior 17% Segment Adjusted Operating Margin* Target 5 Quarters Ahead of Expectation		Double-Digit Adj. EBITDA* Growth in FY'25	Adj. EPS Growth in FY'25	20 Consecutive Quarters with Book-to- Burn in Excess of 1

Note: guidance presented based on the mid-point of respective ranges where available.
*See Annex A, Reconciliation of Non-GAAP Items.
•Delivered Financial Results that Exceeded the Mid-Points of Our Raised Earnings and Margin Guidance, driven by record net service revenue, margins and earnings. As a result of our strategy and successes in gaining market share, expanding our addressable market, and investing in our teams and technical excellence, we delivered record performance in the year.
•Organic Net Service Revenue (“NSR”) Growth was 6% for the full year, driven by 7% growth in the Americas design business.

AECOM	35	2026 PROXY STATEMENT
Compensation Discussion and Analysis
•Segment Adjusted Operating Margin on Net Service Revenue (NSR) increased by 70 basis points to 16.5%, which exceeded our guidance, set a new full year record and included a 17.1% margin in the second half of the year that achieved our 17% long-term target more than a year ahead of prior expectations.
•Adjusted EBITDA increased by 10% over the prior year to $1,203 million, which exceeded the mid-point of the ranges in both our initial and thrice-increased guidance, and set a record high.
•Adjusted Earnings per Share (“EPS”) increased by 16% over the prior year to $5.26, which exceeded the mid-point of the ranges in both our initial and thrice-increased guidance.
•Free Cash Flow of $685 million for the full year was materially consistent with our expectations.
•Record Project Pursuit Win Rate, Full Year Wins and Pipeline of Opportunities contributed to a record total backlog, including record backlog in the design business, which increased by 3%.
•Strong Balance Sheet and Financial Performance supported approximately $500 million of capital allocated to stockholders through share repurchases and dividends in fiscal year 2025, while our balance sheet remained strong with low net leverage of 0.8x. Reflecting confidence in our long-term growth prospects, strength of our cash flow and strong balance sheet, our Board of Directors approved an 19% increase in our quarterly dividend to $0.31.
As a result of our strong execution on our short and long-term strategic and financial commitments, AECOM’s TSR outperformed major market indices and its industry competitors in fiscal year 2025. Specifically, AECOM’s total stockholder return over the past year is 28%, which has outperformed the S&P 500 and S&P 400 MidCap indices by 9 and 36 percentage points, respectively, and underscores exceptional long-term stockholder value creation.
FY'25 Total Stockholder Return

Fiscal Year 2025 Executive Pay Design Supports Strategy
Our executive pay program is designed to support our strategy to deliver industry-leading profitable growth and stockholder value creation. To that end, a significant portion of the compensation for our NEOs is “performance based” (i.e., subject to the accomplishment of individual and Company objectives) and stock based (i.e., aligned with stockholders’ interests generally) as follows:
30% RSU
10% Salary
25% RSU
18% Salary
15%
Target
Annual Bonus
75%
Stock-Based
Compensation
63%
Stock-Based
Compensation
19%
Target
Annual Bonus
45% Target PEP
38% Target PEP
60%
Performance-Based
Compensation
57%
Performance-Based
Compensation

AECOM	36	2026 PROXY STATEMENT
Compensation Discussion and Analysis
All core elements of our executive pay program are consistent with our compensation philosophy and are directly linked to individual and Company performance as follows:

	Pay Element	What It Does	How It Links to Performance

Fixed	Base Salary	Provides competitive fixed cash compensation reflective of an executive’s role, responsibility, and experience	•Salary is tied to performance in the role and the growth of the employee along with the Company. •Salary increases are not guaranteed and are evaluated annually by the Compensation Committee.

	Annual Cash Bonus	Rewards achievement of the Company’s annual financial plan, as well as the specific qualitative goals included in the Company’s strategic plan
•Financial metrics for fiscal year 2025
include Adjusted EBITDA, Segment
Adjusted Operating Margin on Net
Service Revenue (NSR) and Days Sales
Outstanding; each of these metrics are
key indicators of value creation.
•Strategic non-financial measures include
safety, leadership development, and
sustainability goals, which drive employee
satisfaction and retention.
•Financial targets align with external
guidance.
•Payments may range from 0% to 200% of
target based on actual performance and
are not guaranteed.

Performance-Based Equity
Aligns long-term interests of
executive and stockholders
Rewards achievement of
performance related to the
Company’s long-term
objectives and stockholder
value creation
Retains key talent and
rewards creation of long-term
stockholder value

60% of long-term equity incentives
•Performance metrics for fiscal year 2025
include ROIC, Adjusted EPS Growth, and
Relative TSR to align compensation with
long-term profitable growth, disciplined
risk management, and stockholder value
creation.
•The final value of the performance-based
equity award is determined by AECOM’s
performance against challenging
standards as well as total stockholder
return.
•Payments may range from 0% to 200% of
target based on actual performance and
are not guaranteed.

	Time-Based Equity	Aligns long-term interests of executive and stockholders Retains key talent and rewards creation of long-term stockholder value
40% of long-term equity incentives
•Time-based vesting with three-years of
continued service required to vest.
•The value of the time-based equity award
links directly to AECOM’s stock price
performance.

Short-Term Incentives
Performance-Based Compensation
Long-Term Incentives

AECOM	37	2026 PROXY STATEMENT
Compensation Governance, Process and Decisions
Compensation Governance,
Process and Decisions

Executive Pay Philosophy
Our executive pay program is designed to support our strategy to deliver industry leading profitable growth and stockholder value creation. It is underlined by our compensation philosophy that aims to attract and retain the best and brightest in our industry and recognize and reward outstanding achievements that drive long-term profitable growth and create stockholder value.

Pillars of our Executive Pay Program
Market Competitive:  Assess NEO target pay levels against market compensation data prepared by our independent compensation consultant
Pay Supports Strategy:   Select incentive metrics that drive achievement of long-term financial and strategic objectives
Performance-Based:   Impose performance conditions on the majority of the compensation that may be paid to our NEOs
Rigorous Goal Setting:  Require performance that meets investor guidance and/or outperforms our industry for target payout on incentive-based compensation
Stockholder Alignment:  Align a significant portion of NEO total compensation opportunity with our stockholders through long-term equity awards, the majority of which must be earned by achieving pre-established, multi-year performance standards

Compensation Process
Compensation decisions are made as part of a year-long review and collaborative process among the following:

Management	Independent Consultant	Compensation Committee

•Engages with investors and
reviews feedback on NEO
compensation and
compensation program
design
•Reviews design following a
rigorous financial planning
process
•CEO conducts performance
reviews for other NEOs and
recommends compensation
to the Compensation
Committee
	•Provides the committee with market data with respect to NEO benchmark pay levels and input on executive compensation plans and program design	•Engages with investors and reviews feedback on NEO compensation and compensation program •Evaluates the CEO’s performance •Reviews and approves all NEO compensation and compensation programs
The Compensation Committee, which is composed solely of independent directors, has been authorized to determine and approve compensation for AECOM’s executive officers. As part of the annual compensation planning process for NEOs, the
Compensation Committee reviews their base salary, short-term and long-term incentive compensation, with a focus on the total reward package. As further described below, the Compensation Committee looks to a peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the compensation peer group or broader market. Instead, when determining compensation for executive officers, the
Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance

AECOM	38	2026 PROXY STATEMENT
Compensation Governance, Process and Decisions
and contribution of each executive during the year relative to individual, predefined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this Compensation Discussion & Analysis, the Compensation Committee’s determinations are subjective and the result of business judgment informed by members’ experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.

Role of the Compensation Committee
–Reviews the Company’s financial, strategic and operational metrics and goals, compensation peer group and approves the performance objectives of the CEO and other executive officers.
–Approves design changes to the executive compensation program, as applicable.
–Reviews full year Company financial and strategic performance to understand accomplishments relative to established objectives.
–Evaluates the CEO’s performance in light of the review of Company performance.
–Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objectives.
–Determines compensation amounts for the CEO and each of the other executive officers, taking into account:
•Prior year’s compensation;
•Performance assessments;
•Market considerations;
•Internal equity;
•Individual performance and retention considerations;
•Input from the Compensation Committee’s independent compensation consultant; and
•For the other NEOs, the CEO’s recommendations.
–Reviews and approves the grants and payouts of long-term incentive equity awards, including certification of the financial results that support awards made under the annual and long-term incentive programs.
With respect to individual long-term incentive equity awards, the Compensation Committee considers individual performance, market data, including compensation for comparable positions at peer companies, and the strategic importance of the NEO’s position to determine a dollar denominated long-term incentive equity value to be awarded to each
NEO. The dollar value awarded by the Compensation Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.

Compensation and Organization Committee’s Independent Compensation Consultant
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee engaged the services of the consulting firm Exequity LLP. During fiscal year
2025, the consultant provided data on the compensation and relative performance of compensation peer group companies as well as general industry data to the Compensation Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided advice on the degree to which compensation arrangements are consistent with market practices, and consulted on other executive compensation matters as needed. Exequity LLP does not provide any services to the Company other than advising the Compensation Committee on executive and non-employee director compensation matters.
The Compensation Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP’s total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation

AECOM	39	2026 PROXY STATEMENT
Compensation Governance, Process and Decisions
Committee, (5) any AECOM stock owned by Exequity LLP’s employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation Committee concluded that Exequity LLP is independent and that Exequity LLP’s work raises no conflicts of interest.

Assessing Competitive Practice
As part of its due diligence when making compensation decisions, the Compensation Committee examines pay data for a group of comparable companies to stay current with market pay practices and trends and to understand the competitiveness of the Company’s total compensation and its components of pay. The Compensation Committee uses the compensation peer group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.
Fiscal Year 2025 Compensation Peer Group
The Compensation Committee, when developing the compensation peer group (the “Compensation Peer Group”), identified the Company's competitors for talent and considered other various measures of size, scope and complexity, with a focus on revenue and enterprise value. For fiscal year 2025, the Compensation Committee refined the Company's compensation peer group to better align with our on-going transformation into a professional services business.

Accenture plc	FTI Consulting	Parsons
AtkinsRéalis	Jacobs Solutions Inc.	Stantec
Booz Allen Hamilton	Jones Lang LaSalle	Tetra Tech
CBRE Group	KBR	WSP Global
Fluor	Leidos Holdings
Stockholder Engagement and Responsiveness
We continue to engage our stockholders on an on-going basis to solicit feedback on all matters including our executive pay program. In fiscal year 2025, we directly engaged with stockholders who collectively own greater than 50% of our outstanding shares on matters relating to the Company's strategy, performance and governance. Stockholders affirmed their support for the Company’s compensation philosophy, chosen metrics, and resulting pay-for-performance alignment, as evidenced by last year’s high level of support for the Company’s directors and executive compensation program, and continued to emphasize an expectation for best-in-class governance and pay-for-performance alignment.
Annual Meeting
Prior to Annual Meeting
Post-Annual Meeting
•Seek feedback on matters for stockholder
consideration.
•Publish Annual Report and Proxy
Statement, highlighting recent Company
and Board of Directors activities and
accomplishments.
•Discuss vote outcomes from Annual Meeting in light
of existing governance practices, as well as feedback
received from stockholders during the proxy season.
•Review corporate governance trends, recent
regulatory developments and AECOM’s own
practices and procedures.
•Determine topics for discussion with stockholders.
Ongoing
Stockholder
Outreach
and
Engagement
Post-Annual Meeting Stockholder Engagement
•Management and Directors engage stockholders and
other stakeholders regarding our corporate
governance practices to better understand
stockholder feedback and inform future Board
meetings.
•Evaluate potential changes to corporate governance
in light of stockholder feedback.
•Conduct annual Board and Committee evaluations.

AECOM	40	2026 PROXY STATEMENT
Elements of Our Named Executive Officer Compensation
Elements of Our Named Executive
Officer Compensation
The following is a discussion of the primary elements of fiscal year 2025 compensation for each of our NEOs. For 2025, our
NEOs were:
–Troy Rudd, our Chief Executive Officer,
–Gaurav Kapoor, our Chief Financial & Operations Officer,
–Lara Poloni, our President, and
–David Gan, our Chief Legal Officer & General Counsel

Base Salaries
Our Compensation Committee adjusts the base salaries of our NEOs in connection with its periodic review of each NEO’s performance, any change in responsibility, and competitive talent market conditions. The following sets forth the fiscal year
2025 base salary increases for each NEO:

NEOs	2024 ($)	2025 ($)(1)	Percent Change (%)

Troy Rudd	1,326,000	1,400,000	5.6
Gaurav Kapoor	810,000	840,000	3.7
Lara Poloni	840,000	870,000	3.6
David Gan	610,000	630,000	3.3
(1)Salary increase, as applicable, effective January 1, 2025 with the beginning of the calendar year. Salaries disclosed in the “Summary
Compensation Table” reflect actual amounts earned for the applicable fiscal year.
The Compensation Committee believes that our NEOs’ base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

Annual Incentives
Our Compensation Committee establishes a short-term incentive award opportunity to be paid to each NEO upon achieving certain annual individual and company performance goals under the Executive Incentive Plan (“EIP”). For fiscal year 2025, the Compensation Committee approved the following targets, shown as a percentage (%) of base salary and in dollar amounts ($), for the NEOs:

Annual Target Incentives (NEOs)	2024(1)		2025(1)

Troy Rudd	140%	$1,856,400	160%	$2,240,000
Gaurav Kapoor	100%	$810,000	110%	$924,000
Lara Poloni	110%	$924,000	110%	$957,000
David Gan	100%	$610,000	100%	$630,000
(1)Bonus targets reflect amounts approved as part of the annual compensation planning process for the fiscal year.
For fiscal year 2025, the Compensation Committee approved performance measures for our NEOs as set forth in the table below to support our strategy for attaining long-term profitable growth and stockholder value creation. The targets for each of the financial metrics align with the initial earnings guidance provided to our stockholders and our financial plan as approved by the Board.

AECOM	41	2026 PROXY STATEMENT
Elements of Our Named Executive Officer Compensation

Metric	Why Selected

Days Sales Outstanding
Days Sales Outstanding ("DSO") incentivizes the timely conversion of billings to cash flow, which enables the execution of our returns-based capital allocation policy to compound value for stockholders.

Adjusted EBITDA
Adjusted EBITDA incentivizes achievement of our annual financial plan, which includes delivering high-value organic revenue growth, margin expansion, and disciplined investments in growth initiatives, employee development programs, and innovation.

Segment Adjusted Operating Margin on NSR
Segment Adjusted Operating Margin on Net Service Revenue (NSR)% focuses on underlying operational performance, including executing our strategy, which emphasizes profitable growth, and investing through our margins to deliver for today and deliver more in the future.

Key Performance Indicator (“KPI”) Assessment
KPI Assessment encourages focus on the achievement of the Company’s non-
financial strategic objectives including sustainability-related goals. These KPIs are developed for each NEO and, in the instance of our CEO, include such non-financial strategic objectives as:
•Total recordable incident rate of no greater than 0.11, which would continue to lead the industry
•Voluntary attrition of high-performers of less than 10%, which would exceed benchmark levels
•Company-wide safety, digital and ethics training completion of 100%, which would further extend our track record of consistently achieving
100% compliance on mandatory training
•Employee satisfaction as reflected by the percentage of employees that would recommend AECOM as a great place to work as indicated in the
Company’s bi-annual all-employee survey of at least 70%, which would continue to significantly exceed industry benchmark levels

Annual Incentive Calculations
For fiscal year 2025, each of the NEOs was measured on the following financial metrics and performance results:

Financial Metrics*	Weighting Percentage	Threshold Amount (0% Payout)	Target Amount (100% Payout)	Maximum Amount (200% Payout)	Actual Amount	Earned Percentage**

Days Sales Outstanding	20%	77 days	73 days	69 days	73.8 days	16.2%
Adjusted EBITDA	35%	$1,071.0	$1,190.0	$1,309.0	$1,202.6	38.7%
Segment Adjusted Operating Margin on NSR	25%	14.4%	16.0%	17.6%	16.5%	32.1%
KPIs	20%	Varies by Individual NEO				See below
*Numbers in millions for Adjusted EBITDA. See Annex A, Reconciliation of Non-GAAP Items.
**Linear interpolation is applied for outcomes between those shown in the illustration.
Additionally, each NEO received KPI assessment results based on their individual contributions to the Company’s strategic plan. Total earned percentage payouts were determined based on the combined earned percentages from both the financial metrics and KPI results as follows:

AECOM	42	2026 PROXY STATEMENT
Elements of Our Named Executive Officer Compensation

KPIs	Individual KPIs		Earned Percentage of Financial Metrics (See above)	Total Annual Incentive Earned Percentage (Sum of KPI plus Financial Metrics) (%)

	KPI Score (%)	KPI Score 20% Weighting (%)	Score Weighting (%)

Troy Rudd	100.0	20.0	87.0	107.0
Gaurav Kapoor	100.0	20.0	87.0	107.0
Lara Poloni	100.0	20.0	87.0	107.0
David Gan	100.0	20.0	87.0	107.0
Key Performance Indicator Assessment
With respect to each of our NEOs, the KPI assessment focuses on the individual’s contributions to objectives that are part of the Company’s strategic plan. For fiscal year 2025, the following details the KPI assessment goals and actual results achieved by our CEO; the KPIs for all other NEOs are a subset of our CEO’s.

NEO	Achievements

Troy Rudd
•Further Extended Track Record of Outperforming on All Key Financial Objectives:
We delivered new records for net service revenue, margins and earnings, highlighted by the achievement of a 17%+ segment adjusted operating margin in the second half of the year, which was more than a year head of prior expectations. As a result, we delivered 10%
adjusted EBITDA growth and 16% adjusted EPS growth for the full year, both of which exceeded the mid-points of both our original and increased guidance.
•'Winning What Matters', Positioned the Company for Continued Success: Our win
rate remained at a record high, driven by an 80% win rate on our largest and most strategically valuable pursuits. In addition, our backlog and pipeline of opportunities remain at a record high, providing for unprecedented visibility.
•Continued to Invest to Expand Our Capabilities: Leveraging the capacity created by our record margins, we continued to invest in our business, our professionals and our capabilities to further enhance our offering for clients. This included growing the Advisory global business line with key senior executive hires that have supported accelerating growth in this business in fiscal year 2025. We also continued to invest to revolutionize what we deliver and how we deliver it through AI, including through Oscar, our proprietary
LLM tool, and AI for Engineering, our proprietary AI agent for complex design tasks.
Through these capabilities, we are expanding the operating leverage in the business and transforming the value we deliver to clients, which extends our competitive advantage.
•Continued Record Levels of Employee Engagement: Reflecting strong execution on our
Think and Act Globally strategy, including further investments in our Employee Value
Proposition that continue to strengthen technical and professional development opportunities for our professionals, employee engagement remains at record levels. As indicated by our most recent employee survey, 78% of employees would recommend
AECOM as a great place to work, significantly exceeding professional services benchmarks. In addition, safety performance is a key leading indicator of success, and our total recordable incident rate (TRIR) of 0.08 continues to be substantially ahead of peers and broader industry benchmarks.
•Maximized Stockholder Value: Reflecting strong financial performance and a strong balance sheet, we returned nearly $500 million to stockholders through share repurchases and dividends. Our balance sheet remains a competitive advantage with 0.8x net leverage and more than 70% of our debt fixed, swapped to fixed, or capped over the next several years and no near-term bond maturities.

AECOM	43	2026 PROXY STATEMENT
Elements of Our Named Executive Officer Compensation

NEO	Achievements

Gaurav Kapoor
•Further Extended Track Record of Outperforming on All Key Financial Objectives:
We delivered new records for net service revenue, margins and earnings, highlighted by the achievement of a 17%+ segment adjusted operating margin in the second half of the year, which was more than a year ahead of prior expectations. As a result, we delivered
10% adjusted EBITDA growth and 16% adjusted EPS growth for the full year, both of which exceeded the mid-points of both our original and increased guidance.
•Demonstrated Leadership Across Key Operational Areas: Successfully oversaw
AECOM's regional operations in their achievement of our full year financial results that exceeded the mid-points of our earnings guidance, while also supporting key operational initiatives, including continued adoption growth in our Enterprise Capabilities centers and in our AI capabilities.
•Continued Strong Balance Sheet and Financial Position: Well positioned with strong financial flexibility, highlighted by net leverage of 0.8x. In addition, more than 70% of our debt is fixed, swapped to fixed, or capped over the next several years and we have no near-term bond maturities. We successfully refinanced our 2027 bonds, which further extended the average maturity date of our outstanding debt and positioned us to operate with further balance sheet certainty and with an attractive cost of capital
•Execution of Our Capital Allocation Priorities: Successfully allocated nearly $500 million to stockholders through share repurchases and dividends in fiscal 2025. Since
September 2020, we repurchased $2.6 billion of stock, which represents more than one-
third of the Company’s market capitalization at the time it began repurchases.

Lara Poloni
•Delivered Growth: Continued to deliver strong NSR growth consistent with our guidance, highlighted by 7% growth in the Americas design business and accelerating growth in our newly-formed Advisory global business line. In addition, backlog in the design business increased by 3% to an all-time high level, reflecting a continued record high win rate, including an 80% win rate on our largest and most critical pursuits.
•Continued Strong Client Delivery and Employee Engagement: Achieved continued
strong levels of client satisfaction while delivering against our fiscal year 2025 financial plan. Continued to expand capacity of our Enterprise Capability centers, which grew nearly
30% over the prior year. In addition, employee satisfaction on our most-recent company-
wide survey reached a new all-time high with 78% of respondents recommending AECOM as a great place to work, a key indicator that supports employee attrition that continues to significantly exceed benchmarks.
•Advanced Key Sustainability Initiatives: Continued to co-lead our Global Sustainable
Legacies Council in fiscal year 2025, which is responsible for sustainability and resilience initiatives across the Company. This work was highlighted by the achievement of an industry-leading A- score on our CDP submission, which is widely regarded as one of the most detailed and strenuous sustainability rating organizations in the world.

David Gan
•Risk Management: Successfully advanced or resolved long-standing matters while expanding processes and teams to limit exposure to financial and project risk.
•Continued Strong Ethics and Governance: Achieved 100% compliance on annually required ethics, compliance, cybersecurity and sustainability training. No material ethics incidents in fiscal 2025 and AECOM was recognized in 2025 by Ethisphere as one of the
World’s Most Ethical Companies for a ninth year.
•Advanced Key Sustainability Initiatives: Continued to co-lead our Global Sustainable
Legacies Council in fiscal year 2025, which is responsible for sustainability and resilience initiatives across the Company. This work was highlighted by the achievement of an industry-leading A- score on our CDP submission, which is widely regarded as one of the most detailed and strenuous sustainability rating organizations in the world.

AECOM	44	2026 PROXY STATEMENT
Elements of Our Named Executive Officer Compensation

Long-Term Incentives
Long-term incentive equity awards reward the creation of long-term stockholder value and achievement of key metrics over a longer-term period, aligning our NEOs’ interests with those of our stockholders by linking the value of our NEOs’
compensation to AECOM’s stock price. The PEP awards are subject to performance metrics that drive the successful execution of our long-term strategy to build sustainable profitable growth and stockholder value, and both the PEP awards and RSU awards serve as a retention tool for our NEOs with 3-year continued service vesting requirements.
Long-Term Equity Incentive Award
As part of its review of fiscal year 2025 performance, the Compensation Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to our
Compensation Peer Group and across industries. Based on these factors (as well as taking into consideration the
Compensation Committee’s collective experience regarding appropriate annual equity grant levels), the Compensation
Committee approved the following equity awards in fiscal year 2025:

NEOs	2024 ($)	2025 ($)	Percent Change (%)

Troy Rudd	9,500,000	11,000,000	15.8
Gaurav Kapoor	2,900,000	3,200,000	10.3
Lara Poloni	3,100,000	3,500,000	12.9
David Gan	1,400,000	1,500,000	7.1
For fiscal year 2025, the long-term incentive equity award received by each NEO was comprised of the following:

Type	Weighting Percentage	Performance Measures and Vesting Requirements

PEP	60%	Metrics: –1/3rd to vest based on 3-year Relative TSR –1/3rd to vest based on 3-year average ROIC(1) achievements –1/3rd to vest based on 1-year, 2-year average, and 3-year average Adjusted EPS Growth(2)
RSU	40%	Continued service over 3-years
(1)Defined as the 3-Year Average Annual Adjusted NOPAT divided by the 3-Year Average Quarterly Invested Capital. Adjusted NOPAT is
Adjusted Attributable Net Income plus Adjusted Interest Expense net of Interest Income (tax effected at a normalized 25% rate).
Adjusted Attributable Net Income is defined as Net Income Available to Common Stockholders excluding foreign exchange gains/
losses on forward contracts related to financing, acquisition and integration related expenses, transaction related expenses, transformational restructuring related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets. Adjusted Interest Expense excludes financing charges in interest expense. Invested Capital is Attributable Shareholders Equity plus Total Debt less Cash and
Cash Equivalents (all per balance sheet). Quarterly Invested Capital is defined as the beginning and ending balance of each respective quarter excluding (1) any balance with respect to all at-risk businesses to be sold and (2) changes to Accumulated Other
Comprehensive Loss (i.e., held flat at Q4 FY2024 ending actuals).
(2)Adjusted EPS Growth is calculated as (a) Adjusted Attributable Net Income (as defined in footnote 1) divided by (b) the Weighted
Average Number of Common Shares Outstanding, on a diluted basis, for a fiscal year, including any impact from share repurchases.
The Compensation Committee sets performance targets that it believes to be rigorous and challenging. The targets for
ROIC and Adjusted EPS included in our PEP design constitute competitively sensitive information. Accordingly, the targets are not disclosed here but align with the Company’s long-term plan and/or guidance provided to stockholders at the time the targets were approved. Target levels are disclosed for cycles that have ended as shown in the "2025 Achievements and
Payouts" section below.
For fiscal 2025, the Relative TSR goals measure performance against the S&P MidCap 400 index and are as follows:

Metric	Threshold	Target	Maximum

Relative TSR	25th percentile	50th percentile	75th percentile

AECOM	45	2026 PROXY STATEMENT
Performance Earnings Program
Performance Earnings Program —
2025 Achievements and Payouts

Fiscal Year 2023 (PEP23)
PEP23 has a three-year performance period to measure ROIC and Relative TSR, and a 1-year, 2-year, and 3-year performance period to measure average Adjusted EPS Growth. The table below details the final performance results.

Fiscal Years 2023 – 2025	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Actual Payout (%)

ROIC	14.8%	16.5%	18.1%	21.4%	200.0%
Relative TSR	25th percentile	55th percentile	75th percentile	46th percentile	70.5%
Adjusted EPS Growth
1-Year	5.9%	7.4%	8.9%	16.0%	200.0%
2-Year	8.9%	11.1%	13.3%
3-Year	7.9%	9.9%	11.9%

Prior to approving the PEP23 payout, the Compensation Committee reviewed the Company’s stock price performance and
Relative TSR as compared to the peer group during the PEP23 performance period to confirm alignment between pay and performance. The Compensation Committee determined that the Company’s stock price performance supported the PEP23 payout as the Company’s market capitalization increased by approximately $7.4 billion or 76% over the performance period.

Fiscal Years 2024 (PEP24) and 2025 (PEP25)
PEP24 and PEP25 have three-year performance periods to measure ROIC and Relative TSR, and a 1-year, 2-year, and 3-
year performance period to measure average Adjusted EPS Growth.
The Compensation Committee sets performance targets that it believes to be rigorous and challenging. Because pre-
established targets for financial metrics are competitively sensitive, they are not disclosed here. However, all targets align with the Company’s long-term plan and/or guidance to stockholders and are designed to drive performance that further enhances long-term stockholder value creation.
For PEP24 and PEP25 the Relative TSR goals are as follows:

Metric	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)

Relative TSR	25th percentile	50th percentile	75th percentile
For both PEP24 and PEP25, there is no payout below the 25th percentile and Relative TSR of 75th percentile or higher would result in a 200% payout. Linear interpolation is applied for outcomes between those shown in the illustration above.

AECOM	46	2026 PROXY STATEMENT
Other Programs, Policies and Guidelines
Other Programs, Policies and Guidelines

Stock Ownership Guidelines for Named Executive Officers
NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM’s CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive’s salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, restricted stock units and vested stock options/shares are counted toward the guidelines. NEOs have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.
The table below outlines the stock ownership of the NEOs as of October 1, 2025.

Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple

Troy Rudd	6.0	24.3
Gaurav Kapoor	3.0	8.6
Lara Poloni	3.0	17.6
David Gan	3.0	8.2

Benefit, Retirement and Perquisite Programs
To protect our executives’ health and well-being, facilitate the operation of the business, retain current executives and recruit new executives, AECOM’s NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance, disability insurance, and time-off programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:
•Executive Annual Physical Program.  AECOM provides an annual complete executive physical examination benefit at no cost to each NEO.
•Executive Life Insurance.   AECOM provides company paid life insurance coverage as a multiple of base salary up to a maximum benefit of $2 million for each NEO.
•Executive Disability Program.  AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of base salary in the event of an executive’s disability (maximum $25,000 per month).
•AECOM Executive Deferred Compensation Plan.  A non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer income tax on components of their compensation.
•Executive Relocation Policy.   AECOM provides relocation support to our most senior leadership. Executives draw from a budget to choose from a suite of relocation services.
•Perquisites.  The Company believes that offering certain limited perquisites facilitates the operation of AECOM’s business and assists in executive retention.

Employment Agreements, Severance Benefits and Change in Control Provisions
See the “Payments and Benefits Upon Termination or Change in Control” section of this Proxy Statement for a description of the benefits provided to our NEOs under the AECOM Senior Leadership Severance Plan, the AECOM Technology
Corporation Change in Control Severance Policy for Key Executives, as well as agreements with certain of our NEOs.

AECOM	47	2026 PROXY STATEMENT
Other Programs, Policies and Guidelines

Clawback Provisions
In November 2023, the Board approved the Company’s updated clawback policy in compliance with Rule 10D-1 under the
Exchange Act and NYSE Listing Standards. The clawback policy requires the Company to recover incentive-based compensation made to current and former executive officers that is granted, earned or vested based upon the attainment of a financial reporting measure in the event of an accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws.

Hedging and Anti Pledging
The Company’s insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange
Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, involving Company securities.
In addition, the policy prohibits directors, executive officers and employees from buying shares on margin and the pledging of Company securities except in certain limited circumstances subject to Company approval and demonstration of the individual’s ability to repay the applicable loan without selling such securities.

Policies and Practices Related to the Timing of Option Awards
While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material, nonpublic information, the Compensation Committee does not seek to time equity grants based on information about the Company that has not been publicly disclosed. It has been our recent practice to grant most of our equity awards in the form of RSUs.

AECOM	48	2026 PROXY STATEMENT
Report of the Compensation and Organization Committee
Report of the Compensation and
Organization Committee of the Board
of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Daniel R. Tishman, Chair Bradley W. Buss Derek J. Kerr Sander van ’t Noordende

AECOM	49	2026 PROXY STATEMENT
Executive Compensation Tables
Executive Compensation Tables
The following tables provide information regarding the compensation awarded to or earned during the fiscal year ended
September 30, 2025, 2024 and 2023 by our NEOs.

Summary Compensation Table for Fiscal Years 2025, 2024 and 2023

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

Troy Rudd CEO	2025	1,380,229	12,074,389	2,396,178	9,290	113,536	(5)	15,973,622
	2024	1,312,269	10,287,483	2,584,299	12,401	244,277		14,440,729
	2023	1,254,387	8,306,165	1,686,948	7,840	204,612		11,459,952
Gaurav Kapoor Chief Financial & Operations Officer	2025	832,122	3,512,639	988,424	—	33,659	(6)	5,366,844
	2024	799,377	3,140,435	1,143,803	—	126,066		5,209,681
	2023	754,894	2,157,570	815,451	—	37,556		3,765,471
Lara Poloni President	2025	862,258	3,841,895	1,023,724	—	100,220	(7)	5,828,097
	2024	829,320	3,357,081	1,286,302	—	62,668		5,535,371
	2023	757,776	2,265,426	931,844	—	261,408		4,216,454
David Gan Chief Legal Officer & General Counsel	2025	624,615	1,646,651	673,925	—	32,541	(8)	2,977,732
	2024	603,673	1,516,105	836,982	—	65,884		3,022,644
	2023	582,962	1,348,425	620,797	—	42,120		2,594,304
(1)Includes any amounts deferred under our qualified defined contribution plan or our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the “Executive Non-
Qualified Deferred Compensation for Fiscal Year 2025” table. The fiscal year 2025, 2024, and 2023 compensation amounts are for a
52-week fiscal year.
(2)These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718 as described below and in the “Grants of Plan-Based Awards for Fiscal Year 2025” table.
The grant date fair value amounts in this column for fiscal year 2025 are based on the following calculations:
•The grant date fair value of PEP awards subject to financial performance vesting conditions is calculated based upon the number of target PEP units granted multiplied by 66.7% and by the closing common stock price of $111.51, the trading day immediately before the grant date for the awards issued on December 15, 2024, which fell on a weekend. The grant date fair value of PEP awards subject to relative TSR market conditions is calculated based upon the number of target PEP units granted multiplied by 33.3% and by the Monte Carlo value of $165.96 on December 15, 2024.
•The annual RSU awards granted on December 15, 2024 are calculated based upon the number of RSUs granted multiplied by the closing common stock price of $111.51, the trading day immediately before the grant date, which fell on a weekend.
With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. As discussed in the Compensation Discussion and Analysis, two thirds, or 66.7%, of the PEP2025 awards are subject to performance vesting conditions (ROIC and Adjusted EPS Growth) and one third, or 33.3%, are subject to a market condition (Relative TSR). The value of the financial metrics portion (66.7%) of the PEP2025 awards based on maximum performance is as follows: Mr. Rudd —
$8,800,072 (59,188 PEP2025 units granted × 66.7% × $111.51 grant price × 200% maximum payout), Mr. Kapoor — $2,560,121
(17,219 PEP2025 units granted × 66.7% × $111.51 grant price × 200% maximum payout), Ms. Poloni — $2,800,090 (18,833 PEP2025 units granted × 66.7% × $111.51 grant price × 200% maximum payout), and Mr. Gan — $1,200,145 (8,072 PEP2025 units granted ×
66.7% × $111.51 grant price × 200% maximum payout). PEP2025 awards cliff vest after a three-year performance period on December
15, 2027 based on cumulative performance against performance goals and continued employment over that period (except in the case of certain qualifying terminations). RSU awards cliff vest on the third anniversary of the grant date (December 15, 2027), subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).

AECOM	50	2026 PROXY STATEMENT
Executive Compensation Tables
The “Grants of Plan-Based Awards for Fiscal Year 2025,” “Outstanding Equity Awards for Fiscal Year End 2025” and the “Option
Exercises and Stock Vested for Fiscal Year 2025” tables include additional information with respect to all awards outstanding as of
September 30, 2025.
(3)These amounts represent the annual bonus/short term incentive compensation earned by the NEOs in their respective fiscal years.
See “Compensation Discussion and Analysis — 2025 Elements of Our Named Executive Compensation” for a description of this short-
term incentive program. These figures include any amounts deferred under the Company’s qualified defined contribution and non-
qualified deferred compensation plan.
(4)These amounts reflect above-market or preferential earnings on non-qualified deferred compensation under the AECOM Executive
Deferred Compensation Plan ("EDCP").
(5)This amount includes a $10,350 Company match in the AECOM Retirement and Savings Plan (“RSP”), $96,193 in membership dues, costs related to an executive physical and executive life insurance, and long-term disability premiums.
(6)This amount includes a $10,350 Company match in the RSP, executive life insurance premiums and membership dues.
(7)This amount includes a $10,350 Company match in the RSP, $86,822 in costs related to U.S. and Australian tax compliance work for
Fiscal Year 2025, and executive life insurance premiums.
(8)This amount includes a $10,350 Company match in the RSP, costs related to an executive physical, executive life insurance and long-
term disability premiums, Company-paid parking expenses, Company-paid charitable match contributions, and entertainment deemed as a no-cost perquisite.

AECOM	51	2026 PROXY STATEMENT
Executive Compensation Tables

Grants of Plan Based Awards for Fiscal Year 2025
The Compensation Committee typically considers and approves non-equity incentive (“STI”) targets and long-term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to non-equity incentive targets and long-term incentive equity awards granted to NEOs during the fiscal year ended
September 30, 2025.

Name and Principal Position			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock/Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)

	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)

Troy Rudd CEO	STI	10/1/2024	0	2,240,000	4,480,000	—	—	—	—	—
	PEP	12/15/2024	—	—	—	0	59,188	118,376	—	7,674,316
	RSU	12/15/2024	—	—	—	—	—	—	39,459	4,400,073
Gaurav Kapoor Chief Financial & Operations Officer	STI	10/1/2024	0	924,000	1,848,000	—	—	—	—	—
	PEP	12/15/2024	—	—	—	0	17,219	34,438	—	2,232,616
	RSU	12/15/2024	—	—	—	—	—	—	11,479	1,280,023
Lara Poloni President	STI	10/1/2024	0	957,000	1,914,000	—	—	—	—	—
	PEP	12/15/2024	—	—	—	0	18,833	37,666	—	2,441,887
	RSU	12/15/2024	—	—	—	—	—	—	12,555	1,400,008
David Gan Chief Legal Officer & General Counsel	STI	10/1/2024	0	630,000	1,260,000	—	—	—	—	—
	PEP	12/15/2024	—	—	—	0	8,072	16,144	—	1,046,616
	RSU	12/15/2024	—	—	—	—	—	—	5,381	600,035
(1)See “Compensation Discussion and Analysis — 2025 Elements of Our Named Executive Compensation” for a description of this short-
term incentive program.
(2)The target for the PEP2025 awards is 100% of the granted PEP units. The maximum for the PEP2025 awards is 200% of the granted
PEP units.
(3)The grant date fair value amounts in this column are based on the following calculations:
•The grant date fair value of PEP awards subject to financial performance vesting conditions is calculated based upon the number of target PEP units granted multiplied by 66.7% and by the common stock price of $111.51, the trading daymmediately before the day of grant for the awards issued on December 15, 2024, which occurred on a weekend. The grant date fair value of PEP awards subject to relative TSR market conditions is calculated based upon the number of target PEP units granted multiplied by 33.3% and by the Monte Carlo value of $165.96 on December 15, 2024. These PEP awards will cliff vest 100% on December 15, 2027, following the close of the three-year vesting period, provided the performance conditions are achieved, subject to continued
employment through the vesting date (except in the case of certain qualifying terminations).
•The annual RSU awards granted on December 15, 2024 are calculated based upon the number of RSUs granted multiplied by the closing common stock price of $111.51, the trading day immediately before the grant date, which occurred on a weekend. These annual RSU awards will cliff vest 100% on December 15, 2027, subject to continued employment through the vesting date (except in the case of certain qualifying terminations).

AECOM	52	2026 PROXY STATEMENT
Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End 2025
The following table sets forth information with respect to all outstanding equity awards held by the NEOs as of September
30, 2025.

	Stock Award

Name	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares or Units That Have Not Vested

		Number (#)(1)	Market Value ($)(2)		Number (#)(3)	Market or Payout Value ($)(4)

Troy Rudd	RSU2025	39,459	5,148,216
	RSU2024	41,180	5,372,755
	RSU2023	36,812	4,802,862
	PEP2025	13,153	1,716,057	PEP2025	105,223	13,728,445
	PEP2024	25,778	3,363,290	PEP2024	77,170	10,068,370
	PEP2023	86,580	11,296,093
Gaurav Kapoor	RSU2025	11,479	1,497,665
	RSU2024	12,571	1,640,138
	RSU2023	9,562	1,247,554
	PEP2025	3,826	499,236	PEP2025	30,612	3,993,948
	PEP2024	7,869	1,026,699	PEP2024	23,558	3,073,612
	PEP2023	22,489	2,934,140
Lara Poloni	RSU2025	12,555	1,638,051
	RSU2024	13,438	1,753,256
	RSU2023	10,040	1,309,919
	PEP2025	4,185	546,031	PEP2025	33,481	4,368,266
	PEP2024	8,412	1,097,538	PEP2024	25,183	3,285,626
	PEP2023	23,614	3,080,919
David Gan	RSU2025	5,381	702,059
	RSU2024	6,069	791,822
	RSU2023	5,976	779,689
	PEP2025	1,794	234,034	PEP2025	14,350	1,872,245
	PEP2024	3,799	495,654	PEP2024	11,373	1,483,835
	PEP2023	14,055	1,833,756
(1)This column represents the aggregate number of shares subject to RSU2025, RSU2024, RSU2023, PEP2025, PEP2024, and
PEP2023 awards that were subject only to service-based vesting as of September 30, 2025. For PEP2025, the number of earned PEP units reflects fiscal year 2025 adjusted EPS growth performance of 200%. For PEP2024, the number of earned PEP units reflects fiscal year 2024 adjusted EPS growth performance of 175.6% and fiscal year 2025 two-year average adjusted EPS growth performance of 200%. For PEP2023, the number of earned PEP units is based on the actual performance of 156.8%.
(2)This column represents the aggregate number of shares subject to RSU2025, RSU2024, RSU2023, PEP2025, PEP2024, and
PEP2023 awards that were subject only to service-based vesting as of September 30, 2025, multiplied by the September 30, 2025 common stock price of $130.47 per share.

AECOM	53	2026 PROXY STATEMENT
Executive Compensation Tables
(3)This column represents the number of shares subject to PEP2025 and PEP2024 units that were unearned and unvested as of
September 30, 2025. The number of PEP units is based on maximum performance of 200% for PEP2025. For PEP2024, the number of PEP units is based on maximum performance of 200% for two-thirds, or 66.7%, of the awards that are subject to performance vesting conditions (ROIC and Adjusted EPS Growth) and on estimated performance at target of 100% for one third, or 33.3%, of the awards that are subject to a market condition (Relative TSR).
(4)This column represents the number of PEP2025 and PEP2024 units that were not vested as of September 30, 2025. The number of
PEP units is based on maximum performance of 200% for PEP2025, multiplied by the September 30, 2025 common stock price of
$130.47 per share. For PEP2024, the number of PEP units is based on maximum performance of 200% for two thirds, or 66.7%, of the awards that are subject to performance vesting conditions (ROIC and Adjusted EPS Growth) and on estimated performance at target of 100% for one third, or 33.3%, of the awards that are subject to a market condition (Relative TSR), multiplied by the September 30,
2025 common stock price of $130.47 per share.
The table below provides information on the vesting schedules associated with the outstanding long-term incentive equity awards listed above:

Award Type	Expiration Date	Vesting Schedule

RSU2025	—	The RSUs vest 100% on December 15, 2027*.
RSU2024	—	The RSUs vest 100% on December 15, 2026*.
RSU2023	—	The RSUs vested on December 15, 2025.
PEP2025	—	The PEPs will vest on December 15, 2027*.
PEP2024	—	The PEPs will vest on December 15, 2026*.
PEP2023	—	The PEPs vested on December 15, 2025.
*The vesting of the RSU awards and PEP awards is subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).

Option Exercises and Stock Vested for Fiscal Year 2025
The following table sets forth information about the value realized by the NEOs upon the exercise of stock options and for stock awards that vested during the fiscal year ended September 30, 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Troy Rudd	53,097	4,292,191	95,775	10,679,870
Gaurav Kapoor			29,009	3,234,794
Lara Poloni			31,497	3,512,230
David Gan			19,892	2,218,157
(1)The values in this column reflect amounts vested from the PEP2022 and RSU2022 awards granted on December 15, 2021. The value of the PEP2022 units is based on units earned at actual performance of 139.7% and the closing common stock price of $111.51, the trading day immediately before the December 15, 2024 vest date, which occurred on a weekend. The value of the RSU2022 units is also based on the common stock price of $111.51.

Executive Nonqualified Deferred Compensation for Fiscal Year 2025
The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan
(“EDCP”) during the fiscal year ended September 30, 2025. The EDCP is a non-qualified plan that enables eligible employees to defer compensation in excess of amounts that may be contributed to the tax-qualified RSP. As with the RSP, participants are allowed to defer base salary into the EDCP. The EDCP also permits deferral of sign on bonuses and annual incentive bonuses. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which is determined based on the September 30, 2024 Prime Rate.

AECOM	54	2026 PROXY STATEMENT
Executive Compensation Tables

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)

Troy Rudd	0	0	33,783	0	434,318
(1)Earnings were calculated using the rate of 8.00% and, to the extent exceeding 120% of the Applicable Federal Rate, were included in the Non-qualified Deferred Compensation Earnings column of the “Summary Compensation Table”.
(2)$47,289 of this amount was reported as an executive contribution or earnings above the Applicable Federal Rate in the “Summary
Compensation Table” in prior year proxy statements. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than new deferrals of compensation.

Payments and Benefits Upon Termination or Change in Control
Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of accrued salary and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of our fiscal year ended September 30,
2025.
Agreements with NEOs
The Company has entered into a letter agreement with Mr. Rudd dated June 13, 2020 (the “Rudd Agreement”), pursuant to which he is eligible to participate in the Senior Leadership Severance Plan as described below, except that he is eligible to receive a severance multiple of two (2) times base salary (rather than one (1) times base salary). In addition, the Rudd
Agreement provides that Mr. Rudd is eligible for the severance payments and benefits provided under the Change in Control
Severance Policy for Key Executives, with the following modifications: (a) his lump sum cash severance benefit will equal two (2) times (rather than one (1) times) his annual base salary; and (b) his lump sum payment in respect of healthcare premiums will be multiplied by 24 (rather than 12).
On March 1, 2023, the Company entered into an employment agreement with Ms. Poloni (the “Poloni Agreement”). The employment is at-will and may be terminated at any time for any reason, with or without notice, by Ms. Poloni or the
Company. The Poloni Agreement provides that Ms. Poloni is eligible for severance payments and benefits provided under the Change in Control Severance Policy for Key Executives and Senior Leadership Severance Plan.
Cash Severance Plan
In December 2024, the Compensation Committee approved the Executive Officer Cash Severance Policy (the “Cash
Severance Plan”). Pursuant to the Cash Severance Plan, any new employment agreement, any new severance, separation, or change of control agreement or similar arrangement, and any new severance plans or policies, with or applicable to any of our executive officers, will not permit cash severance benefits to exceed 2.99 times the sum of the executive officer’s base salary and annual target bonus without the approval or ratification of our stockholders.
Senior Leadership Severance Plan
In June 2020, the Compensation Committee approved the AECOM Senior Leadership Severance Plan (the “Severance
Plan”). Each named executive officer currently employed by the Company is an eligible employee under the Severance
Plan. The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for Cause (as defined in the Severance Plan) or due to death or disability (other than any such termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits from the Company: (i) a lump sum payment equal to one (1)
times the eligible employee’s base salary (except with respect to Troy Rudd, whose multiple is two (2) times base salary); (ii)
a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iii) additional service vesting credit for purposes of outstanding equity awards based on the eligible employee’s years of service with the Company (12 months of credit for five to ten years of service and 24 months of credit for more than ten years of service); and (iv) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12 (except with respect to Mr. Rudd, for whom the monthly employer portion of the premiums is multiplied by
24). The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

AECOM	55	2026 PROXY STATEMENT
Executive Compensation Tables
Change in Control Severance Policy for Key Executives
Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives (the “CIC Plan”),
the NEOs in the table below will receive the following benefits from the Company in connection with a Change in Control (as defined in the CIC Plan):
•Upon a Change in Control only (“single trigger”): (i) full vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested
RSUs that will continue to vest based on continued employment through the time based vesting period for the
PEPs (generally through December 15 following the end of the PEP performance cycle).
•Upon a termination without Cause (as defined in the CIC Plan) or with Good Reason (as defined in the CIC Plan)
within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in
Control (“double trigger”): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, RSU and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for our CEO and 1.5 times for other NEOs) of the sum of the NEO’s base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a Key Executive of the Company); (iii) a pro rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the employment termination occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive’s last date of employment and the target level of performance and payable when bonuses are otherwise payable to the Company’s executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., two years for our CEO and 1.5 years for other NEOs).
The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a general waiver and release of claims in a form provided by the Company (except as otherwise required by applicable law with respect to eligible employees employed outside of the United States).
Long-Term Incentive Equity Award Agreements
Pursuant to the terms of each of the RSU and PEP awards (“Long-term Incentive” in the tables below) held by our NEOs, upon the date of a termination of the executive’s employment as a result of death or disability, all unvested RSU awards will vest in full and PEP awards will vest based on actual performance as of the termination date. Upon a termination of the executive’s employment as a result of retirement, all RSU awards will forfeit upon retirement and all PEP awards will continue to vest with payout after the end of the performance period at actual performance.

AECOM	56	2026 PROXY STATEMENT
Executive Compensation Tables

Estimated Potential Payments

Name	Plan Name	Death ($)	Disability ($)	Voluntary Termination ($)	Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Upon Change of Control ($)(1)

Troy Rudd	Long term Incentive(2)	50,684,336	50,684,336	—	35,360,504	—	33,528,008	50,684,336
	Severance Payment	—	—	—	—	—	5,040,000	9,052,403
	Health and Welfare Benefit	—	—	—	—	—	25,306	25,306
Gaurav Kapoor	Long term Incentive(2)	14,493,383	14,493,383	—	—	—	9,502,313	14,493,383
	Severance Payment	—	—	—	—	—	1,764,000	3,580,216
	Health and Welfare Benefit	—	—	—	—	—	16,530	24,795
Lara Poloni	Long term Incentive(2)	15,537,316	15,537,316	—	10,836,090	—	10,078,410	15,537,316
	Severance Payment	—	—	—	—	—	1,827,000	3,846,075
	Health and Welfare Benefit	—	—	—	—	—	38,287	57,431
David Gan	Long term Incentive(2)	7,521,804	7,521,804	—	—	—	5,182,091	7,521,804
	Severance Payment	—	—	—	—	—	1,260,000	2,607,832
	Health and Welfare Benefit	—	—	—	—	—	15,090	22,635
(1)Under the Change in Control Severance Policy in the event that any benefit payable constitutes a “parachute payment” within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue
Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit to the executive. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.
(2)Amounts in this row reflect values for vesting of both RSUs and PEP awards. Amounts for RSUs are based on the AECOM common stock closing price as of September 30, 2025, which was $130.47 per share. In the event of retirement or involuntary termination without cause, PEP awards are eligible to vest based on actual performance through the end of the performance period and amounts reflect estimated actual performance as of September 30, 2025. In the event of death, disability, or involuntary termination upon a change of control, PEP awards are eligible for full accelerated vesting based on actual performance through the termination date and amounts reflect estimated actual performance as of September 30, 2025.

AECOM	57	2026 PROXY STATEMENT
CEO Pay Ratio
CEO Pay Ratio

Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Regulation,” below we provide disclosure of the ratio of our CEO’s annual total compensation to that of our median compensated employee.

Total Compensation

CEO	$15,973,622
Median Employee	$74,214
Ratio	215.2

Global Employee Data Set
To derive our global employee data set, we employed the following methodology and assumptions:
•Data Source: We used our global human resource system of record to aggregate employee information from our various systems worldwide.
•Determination Date: Per the Regulation, registrants are allowed to identify a median employee every three years unless there has been a change in employee population or compensation arrangements that would significantly affect the pay ratio. For fiscal year 2025, we have used the same median employee as the prior fiscal year who was identified using September 17, 2024 as the determination date, which falls within the last three months of the prior fiscal year.

Consistently Applied Compensation Measure & Selection of Median Employee
To determine our median compensated employee, we used a Consistently Applied Compensation Measure (CACM). As our
CACM, we used Annual Base Compensation, defined as base salary rate taking into account the employee’s full-time or part-time status and the employee’s scheduled hours of employment, plus any guaranteed 13th or 14th month period pay, as of the Determination Date. We exchanged non-U.S. compensation to U.S. dollars applying the same fixed annual exchange rate used in our filed periodic reports.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

AECOM	58	2026 PROXY STATEMENT
Pay Versus Performance
Pay Versus Performance
The following table sets forth information concerning the compensation actually paid to our CEO and to our other NEOs compared to Company performance for the years ended September 30, 2025, 2024, 2023, 2022 and 2021. The
Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for CEO ($)(1)(2)	CAP to CEO ($)(3)	Average Summary Compensat ion Table Total Pay for other NEOs ($)(1)(2)	Average CAP to other NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(5)	Adj. EPS ($)(6)	Indexed Adj. EPS Growth (%)(7)

					AECOM TSR ($)(4)	Peer Group TSR ($)(4)

2025	15,973,622	28,192,874	4,724,224	7,523,033	323	151	636,187	5.26	252
2024	14,440,729	28,161,959	4,589,232	7,745,663	253	165	460,255	4.52	216
2023	11,459,952	19,077,083	3,127,376	4,442,441	201	132	100,141	3.71	178
2022	9,502,192	14,790,471	2,901,249	3,716,795	164	114	334,702	3.40	163
2021	6,524,680	20,557,469	2,498,721	4,486,501	151	135	202,980	2.81	134
(1)    For 2025 and 2024, the CEO was Troy Rudd and other NEOs were Gaurav Kapoor, Lara Poloni, and David Gan. For 2023, 2022, and
2021, the CEO was Troy Rudd and the other NEOs were Gaurav Kapoor, Lara Poloni, David Gan, and Todd Battley.
(2)   The values reflected in this column reflect the “Total Compensation” set forth in the Summary Compensation Table (“SCT”) disclosed for each respective fiscal year. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)    “Total Compensation Actually Paid” (“CAP”) to our CEO and “Average Total CAP” to our other NEOs was computed as follows:

	CEO					Average Non-CEO NEOs

	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

SCT Total	15,973,622	14,440,729	11,459,952	9,502,192	6,524,680	4,724,224	4,589,232	3,127,376	2,901,249	2,498,721
Minus SCT Stock Awards	(12,074,389)	(10,287,483)	(8,306,165)	(6,278,345)	(3,125,010)	(3,000,395)	(2,671,207)	(1,685,576)	(1,521,331)	(1,050,734)
Plus Year-End Fair Value of Unvested Equity Awards Granted in Year	16,327,511	14,462,457	7,435,208	5,705,027	4,233,148	4,057,272	3,755,263	1,508,831	1,382,408	1,412,978
Plus Change in Value of Unvested Equity Awards Granted in Prior Years	6,152,627	7,836,876	5,224,777	3,762,823	11,720,698	1,482,932	1,708,884	1,043,713	688,460	1,572,809
Plus Change in Value of Vested Equity Awards Granted in Prior Years	1,632,390	1,543,586	3,149,553	1,954,757	1,203,953	220,884	332,817	414,680	231,571	52,727
Plus Change in Value of Dividend Equivalent Units Accumulated on Unvested Equity Awards	181,113	165,794	113,758	144,017	0	38,116	30,674	33,417	34,438	0
Total CAP	28,192,874	28,161,959	19,077,083	14,790,471	20,557,469	7,523,033	7,745,663	4,442,441	3,716,795	4,486,501
(4)    Reflects the cumulative total stockholder return of the Company and its peer group, represented by the S&P MidCap 400 - Commercial
& Professional Services index, respectively, for the year ended September 30, 2021, the two-years ended September 30, 2022, the three-years ended September 30, 2023, the four-years ended September 30, 2024, and the five-years ended September 30, 2025 assuming a $100 investment at the closing price on September 30, 2020 and the reinvestment of all dividends.

AECOM	59	2026 PROXY STATEMENT
Pay Versus Performance
(5)    Amounts in thousands.
(6)    See Annex A to this Proxy Statement for our definition of Adjusted EPS and a reconciliation of this non-GAAP financial measure.
(7)    Represents the adjusted EPS growth for each respective fiscal year compared to fiscal 2020 indexed to 100. The information provided is supplemental to the information required under Item 402(v) and is included to demonstrate earnings growth consistent with the
Company’s strategy to maximize shareholder value. See Annex A for a reconciliation of non-GAAP measures.
The following is provided to describe the relationship between CAP and Net Income and Adjusted EPS as well as the relationship between the Company’s TSR and the TSR for its peer group, as represented by the S&P MidCap 400 -
Commercial & Professional Services index, in each case over the years covered in the table above. All values other than
Adjusted EPS and TSR are in thousands.

Compensation Actually Paid versus TSR
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$350
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
FY2021
FY2022
FY2023
FY2024
FY2025
CEO Compensation Actually Paid
Non-CEO NEO Average Compensation Actually Paid
Company Cumulative TSR
2025 Index Peer Group TSR

AECOM	60	2026 PROXY STATEMENT
Pay Versus Performance
In the Company’s assessment, the following represents the most important financial performance measures used by the
Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to
Company performance:

Significant Financial Performance Measures

Adjusted EPS
Adjusted EBITDA
Days Sales Outstanding
NSR Segment Adjusted Operating Margin
Relative TSR
ROIC
The disclosure included in this “Pay Versus Performance” section is not incorporated by reference in Part III of the
Company’s Annual Report on Form 10-K for the year ended September 30, 2025.

AECOM	61	2026 PROXY STATEMENT
Directors' Compensation
Directors' Compensation
The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2025. Mr. Rudd did not receive separate compensation for Board member activities.
All non-employee directors are paid a cash retainer of $100,000 per year. In addition, these non-employee directors receive the following cash retainers for their service on the Board:
•Lead Independent Director — Annual retainer of $70,000
•Chair of the Audit Committee — Annual retainer of $25,000
•Chair of the Compensation Committee — Annual retainer of $25,000
•Chair of the Other Committees — Annual retainer of $20,000
•Members of the Audit Committee — Annual retainer of $12,000
•Members of the Other Committees — Annual retainer of $9,500
•Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each
Committee
Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a director.
Each non-employee director receives an annual equity award with a value of $167,500 (except the Chairperson of the Board who receives $190,000) comprised of time-vested RSUs. We have reviewed this policy and made market-based adjustments to the equity component of directors’ compensation going forward. Each non-employee director who joins our
Board receives an annual equity award prorated for the number of quarters he or she serves. Exequity provided an annual report indicating our compensation for directors is consistent with market practice.
Non-employee directors are eligible to participate in the AECOM Executive Deferred Compensation Plan, pursuant to which each director may elect to defer all or a portion of such director's cash retainer and/or RSU grants.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Bradley W. Buss	129,500	167,584	1,646	298,730
Lydia H. Kennard (4)	54,750	0	11,646	66,396
Derek J. Kerr	121,500	167,584	1,646	290,730
Kristy Pipes	125,000	167,584	1,646	294,230
Douglas W. Stotlar	231,500	190,095	11,867	433,462
Daniel R. Tishman	125,000	167,584	1,646	294,230
Sander van ’t Noordende	119,000	167,584	1,646	288,230
General Janet C. Wolfenbarger	121,500	167,584	6,646	295,730
(1)These amounts include annual retainer fees and any Board and committee meeting fees earned in fiscal year 2025.
(2)For all directors, the RSUs granted on February 28, 2025 will become 100% vested on the earlier of the first anniversary of the grant date or the date of the Company’s 2026 Annual Meeting, and will be settled in shares of AECOM stock.
(3)The amounts include cash dividend payments for all non-employee directors and Company matching contributions to charitable organizations for Mss. Kennard and Wolfenbarger and Mr. Stotlar.
(4)In November 2024, Ms. Kennard notified us of her decision not to stand for re-election at the 2025 Annual Meeting. Ms. Kennard continued to serve as a director until her term expired at the 2025 Annual Meeting.

AECOM	62	2026 PROXY STATEMENT
Directors' Compensation
As of September 30, 2025, the non-employee directors during fiscal year 2025 had the following number of unvested RSUs outstanding as of such date:

Director	Unvested RSUs

Bradley W. Buss	1,675
Lydia H. Kennard (1)	0
Derek J. Kerr	1,675
Kristy Pipes	1,675
Douglas W. Stotlar	1,900
Daniel R. Tishman	1,675
Sander van ’t Noordende	1,675
General Janet C. Wolfenbarger	1,675
(1)    In November 2024, Ms. Kennard notified us of her decision not to stand for re-election at the 2025 Annual Meeting. Ms. Kennard continued to serve as a director until her term expired at the 2025 Annual Meeting.

AECOM	63	2026 PROXY STATEMENT
Compensation Committee Interlocks and Insider Participation
Compensation Committee Interlocks
and Insider Participation
The members of the Compensation Committee of our Board in fiscal year 2025 were Daniel R. Tishman (Chair), Bradley W.
Buss, Derek J. Kerr and Sander van ’t Noordende. None of the current or former members of the Compensation Committee of our Board during fiscal year 2025 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2025 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee.

AECOM	64	2026 PROXY STATEMENT
Report of the Audit Committee of the Board of Directors
Report of the Audit Committee of the
Board of Directors
The Audit Committee is comprised of non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com.
Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the
Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the
Company’s independent registered public accounting firm.
As part of the oversight process, the Audit Committee met four times during fiscal year 2025. Throughout the year, the Audit
Committee met with the Company’s independent registered public accounting firm, management and internal auditors, both together and separately in closed sessions, to review accounting, auditing, internal controls and financial reporting matters.
In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:
•reviewed and evaluated the performance and quality of Ernst & Young LLP, the Company’s independent registered public accounting firm, and its lead audit partner in its determination to recommend the retention of Ernst & Young
LLP, including by assessing the performance of Ernst & Young LLP from within the Audit Committee and from the perspective of senior management and the internal auditor;
•considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the registered public accounting firm’s independence;
•reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended September 30, 2025 and unaudited consolidated financial statements for the quarters ended
December 31, 2024, March 31, 2025, and June 30, 2025;
•reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;
•discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301,
Communications with Audit Committees, as modified or supplemented and the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;
•received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the
Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communication with the Audit
Committee concerning independence, and discussed with Ernst & Young LLP its independence;
•monitored the reporting system implemented to provide an anonymous complaint reporting procedure;
•reviewed the scope of and overall plans for the annual audit and the internal audit program;
•reviewed new accounting standards applicable to the Company with the Company’s Chief Financial Officer, internal audit department and Ernst & Young LLP;
•consulted with management and Ernst & Young LLP with respect to the Company’s processes for risk assessment and risk mitigation;
•reviewed the implementation and effectiveness of the Company’s ethics and compliance program, including processes for monitoring compliance with the law, Company policies and the Code of Business Conduct and
Ethics.

AECOM	65	2026 PROXY STATEMENT
Report of the Audit Committee of the Board of Directors
The Audit Committee also met with representatives of management, the internal auditors, legal counsel and Ernst & Young
LLP on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the
Company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-
Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the
Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company’s internal control over financial reporting. These assessments and reports are as of September 30, 2025. The
Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young LLP’s attestation.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual
Report on Form 10-K for the fiscal year ended September 30, 2025, for filing with the U.S. Securities and Exchange
Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2026 and recommended that the Board submit this appointment to the Company’s stockholders for ratification at the 2026 Annual Meeting.

Respectfully submitted, Kristy Pipes, Chair Derek J. Kerr Douglas W. Stotlar Gen. Janet C. Wolfenbarger

AECOM	66	2026 PROXY STATEMENT
Audit Fees
Audit Fees

Independent Registered Public Accounting Firm and Fees
The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the
Company’s annual consolidated financial statements for the fiscal years ended September 30, 2025, and September 30,
2024, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

(in millions)	2024 ($)	2025 ($)

Audit Fees	8.5	9.9
Audit Related Fees	—	0.2
Tax Fees	1.9	1.2
Total	10.4	11.3
Audit Fees.   The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2025 and 2024 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.
Audit-Related Fees.   The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due diligence activities related to acquisitions, contractor’s license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees.  The fees identified under this caption were for tax compliance of $0.6 million, tax planning, tax advice and corporate tax services. Corporate tax services may encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.
All Other Fees.  None.
Approval Policy.  Except for requests for preapproval made between Audit Committee meetings, the Company’s Audit
Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our
Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2025 and 2024 were pre-approved by the Audit Committee or Chair of the
Audit Committee in accordance with this policy.

AECOM	67	2026 PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of January 9, 2026, by:
•Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;
•Each of our directors and nominees;
•Each of our NEOs; and
•All of our directors and executive officers as a group.
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of restricted stock units that settle within 60 days from January 9, 2026.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (#)(2)	Percent of Class (%)(2)

The Vanguard Group (3)	13,163,050	10.18%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc. (4)	13,010,582	10.06%
50 Hudson Yards New York, NY 10001
PRIMECAP Management Company (5)	9,580,852	7.41%
177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105
Bradley W. Buss (6)	26,511	*
Derek J. Kerr (6)	4,106	*
Kristy Pipes (6)	6,621	*
Douglas W. Stotlar (6)	36,568	*
Daniel R. Tishman (6)(7)	22,031	*
Sander van ‘t Noordende (6)	10,421	*
General Janet C. Wolfenbarger (6)	36,820	*
Troy Rudd (8)	269,504	*
Gaurav Kapoor (9)	47,582	*
Lara Poloni (9)	107,003	*
David Gan (10)	24,141	*
All directors and executive officers as a group (11 persons)	591,308	*
_
*Indicates less than one percent.
(1)Unless otherwise indicated, the address of each person in this table is c/o AECOM, 13355 Noel Road, Suite 400, Dallas, Texas
75240, Attention: Corporate Secretary.
(2)Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof and the number of shares of restricted stock units that settle within 60 days of January 9, 2026, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are outstanding.

AECOM	68	2026 PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
(3)Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.
Based on such filing, The Vanguard Group has shared power to vote or to direct the vote with respect to 70,484 shares, sole power to dispose or to direct the disposition of 12,999,043 shares, and shared power to dispose or to direct the disposition of 164,007 shares.
(4)Based solely on the information set forth in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on April 17, 2025. Based on such filing, BlackRock, Inc. has sole power to vote or to direct the vote with respect to 12,263,051 shares and sole power to dispose or to direct the disposition of 13,010,582 shares.
(5)Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on August
14, 2025. Based on such filing, PRIMECAP Management Company has sole power to vote or to direct the vote with respect to
9,256,652 shares and sole power to dispose or to direct the disposition of 9,580,852 shares.
(6)For Mr. Stotlar, common stock includes 1,900 shares that will be acquired as settlement of restricted stock units prior to March 9,
2026. For all other directors, common stock includes 1,675 shares that will be acquired as settlement of restricted stock units prior to
March 9, 2026.
(7)Common stock includes 356 shares held in the Company’s RSP.
(8)Common stock includes 1,405 shares held in the Company’s RSP.
(9)Common stock includes 108 shares held in the Company’s RSP.
(10)Common stock includes 576 shares held in the Company’s RSP.

AECOM	69	2026 PROXY STATEMENT
Other Information
Other Information

Stockholders Sharing the Same Address
Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 13355 Noel
Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; online through the Information Request page in the
“Investors” section of our website: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.
If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2026 Annual
Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K
Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400,
Dallas, Texas 75240, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of
www.aecom.com.

Stockholder Proposals
2027 Annual Meeting Proposals:
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2027
Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than
September 22, 2026. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.
In addition, the Company’s Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The
Corporate Secretary must receive such notice not later than December 3, 2026, and no earlier than November 3, 2026, for matters to be presented at the 2027 Annual Meeting of Stockholders. However, in the event that the date of the 2027 Annual
Meeting of Stockholders is held before February 1, 2027, or after April 2, 2027, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2027 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2027 Annual Meeting of Stockholders and (b) the 10th day
following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
Pursuant to the proxy access provisions in the Company’s Bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Company’s
Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the
Company’s proxy statement for the 2027 Annual Meeting of Stockholders, the Corporate Secretary must receive proper written notice of the nomination no later than the close of business on September 22, 2026, and no earlier than August 23,
2026, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the 2027 Annual
Meeting of Stockholders is held before February 1, 2027, or after April 2, 2027, for notice by the stockholder(s) to be timely it must be received no more than 150 days prior to the date of the 2027 Annual Meeting of Stockholders and not less than the later of the close of business (a) 120 days prior to the date of the 2027 Annual Meeting of Stockholders and (b) the 10th day
following the day on which public announcement of such meeting was first made by the Company.

AECOM	70	2026 PROXY STATEMENT
Other Information
In addition to satisfying the foregoing requirements under the company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 2, 2027.
We intend to file the Proxy Statement and a white proxy card with the Securities and Exchange Commission in connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain the Proxy Statement
(and any amendments and supplements thereto) and other documents as and when filed by the Company with the
Securities and Exchange Commission without charge from the Securities and Exchange Commission’s website at:
www.sec.gov.

Incorporation by Reference
In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 19, 2025, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400, Dallas,
Texas 75240, Attention: Corporate Secretary; or requesting online through the Information Request page in the “Investors”
section of our website: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means.
Based on Securities and Exchange Commission regulations, the reports of the Compensation Committee and Audit
Committee, included above, are not “soliciting material” and are not incorporated by reference into any other filings that we make with the Securities and Exchange Commission, notwithstanding anything to the contrary set forth in those filings. This
Proxy Statement is sent to you as part of the proxy materials for the 2026 Annual Meeting. You may not consider this Proxy
Statement as material for soliciting the purchase or sale of our common stock.

Other Matters
Our Board knows of no other matters that will be presented for consideration at the 2026 Annual Meeting. If any other matters are properly brought before the 2026 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 20, 2026

AECOM	A-1	2025 PROXY STATEMENT
Annex A
Annex A

Reconciliation of Non-GAAP Items
Our proxy contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as NSR, segment adjusted operating margin on NSR, adjusted EBITDA, adjusted EPS, free cash flow and net leverage, provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present NSR to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present NSR segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital and G&A. We also use net leverage, which is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of NSR and Segment Adjusted Operating Margin on NSR Calculation

	Twelve Months Ended Sept 30, 2024	Twelve Months Ended Sept 30, 2025

Revenue, Americas Segment	$12,485.7	$12,525.9
Revenue, International Segment	3,618.4	3,613.2
Less: pass-through revenues, Americas Segment	(8,281.1)	(7,973.7)
Less: pass-through revenues, International Segment	(659.4)	(593.1)
NSR (Revenue, net of pass-through revenues)	$7,163.6	$7,572.3
Income from Operations, Americas Segment	$774.6	$897.8
Income from Operations, International Segment	337.4	345.9
Amortization of intangible assets	18.7	2.2
Adjusted income from segment operations	$1,130.7	$1,246.0
NSR Segment Operating Margin	15.8%	16.5%

AECOM	A-2	2025 PROXY STATEMENT
Annex A
Reconciliation of Adjusted EBITDA

	Twelve Months Ended Sept 30, 2024	Twelve Months Ended Sept 30, 2025

Net income attributable to AECOM from continuing operations	$505.9	$638.3
Income tax expense	153.0	204.0
Depreciation and amortization	178.7	175.8
Interest income, net of NCI	(52.8)	(58.1)
Interest expense	185.4	184.3
Amortized bank fees included in interest expense	(7.7)	(7.4)
Noncore AECOM Capital loss, net of NCI	40.5	9.0
Fair value adjustment included in other income	(7.2)	(2.7)
Restructuring costs	99.0	59.4
Adjusted EBITDA	$1,094.8	$1,202.6
Reconciliation of Adjusted EPS

	Twelve Months Ended Sept 30, 2022	Twelve Months Ended Sept 30, 2023	Twelve Months Ended Sept 30, 2024	Twelve Months Ended Sept 30, 2025

Net income attributable to AECOM from continuing operations, per diluted share	$2.73	$0.81	$3.71	$4.79
Per diluted share adjustments:
Noncore AECOM Capital (income) loss, net of NCI	(0.10)	2.26	0.30	0.07
Fair value adjustment included in other income	—	—	(0.06)	(0.03)
Restructuring costs*	0.75	1.34	0.73	0.45
Amortization of intangible assets	0.13	0.13	0.14	0.02
Financing charges in interest expense	0.03	0.03	0.07	0.13
Tax effect of the above adjustments	(0.14)	(1.01)	(0.28)	(0.17)
Valuation allowances and other tax only items	—	0.15	(0.09)	—
Adjusted net income attributable to AECOM from continuing operations, per diluted share	$3.40	$3.71	$4.52	$5.26
*Includes Russia-related exit costs in fiscal 2022.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Twelve Months Ended Sept 30, 2024	Twelve Months Ended Sept 30, 2025

Net cash provided by operating activities	$827.5	$821.6
Capital expenditures, net	(119.1)	(136.4)
Free cash flow	$708.4	$685.2

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients' complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2025. Learn more at aecom.com.

AECOM DELIVERING A BETTER WORLD.

AECOM VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes must be received by the closing of the polls at the meeting.

Online
Go to **https://www.envisionreports.com/ACM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at
https://www.envisionreports.com/ACM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy / Voting Instruction Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Bradley W. Buss	☐	☐	☐	02 - Derek J. Kerr	☐	☐	☐	03 - Kristy Pipes	☐	☐	☐
04 - Troy Rudd	☐	☐	☐	05 - Douglas W. Stotlar	☐	☐	☐	06 - Daniel R. Tishman	☐	☐	☐
07 - Sander van 't Noordende	☐	☐	☐	08 - General Janet C. Wolfenbarger	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

8 2 A M

047Y5D

2026 Annual Meeting of AECOM Stockholders

The 2026 Annual Meeting of Stockholders of AECOM will be held on Tuesday, March 3, 2026 at 3:00 pm CT, virtually at meetnow.global/MJCU4RZ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACM

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Revocable Proxy — AECOM

ANNUAL MEETING OF STOCKHOLDERS – March 3, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Gan and Manav Kumar as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 9, 2026, at the Annual Meeting of Stockholders to be held virtually on March 3, 2026 at 3:00 P.M. Central Time.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by attending the Annual Meeting of Stockholders and voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement, Form 10-K for Fiscal Year 2025, and Annual Report to Stockholders are available online at www.envisionreports.com/ACM.

C Non-Voting Items

Change of Address — Please print new address below.